UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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GREAT WOLF RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2009
GENERAL INFORMATION
VOTING
THE ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS
CORPORATE GOVERNANCE
OUR EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERSHIP OF OUR COMMON STOCK
RELATED PERSON TRANSACTIONS
EXECUTIVE AND DIRECTOR COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION TABLES AND DISCUSSION
2008 GRANTS OF PLAN-BASED AWARDS
POTENTIAL PAYMENT UPON TERMINATION OR CHANGE OF CONTROL
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON COMPENSATION DECISIONS
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2009

We cordially invite you to attend our annual meeting of stockholders to be held at the Hilton Chicago O’Hare Airport, Chicago, Illinois, on Tuesday, May 26, 2009 at 4:00 p.m., Central Time. At this meeting, you and our other stockholders will be able to vote on the following:

1. The election of six directors to serve on our Board of Directors until our annual meeting of stockholders in 2010, or until their successors have been duly elected and qualified;

2. The ratification of the appointment of Grant Thornton LLP as independent auditors of Great Wolf Resorts, Inc. for the fiscal year ending December 31, 2009, and

3. Any other business that may properly come before our annual meeting, including any adjournments or postponements of our annual meeting.

Only stockholders of record at the close of business on Thursday, April 9, 2009 will be entitled to vote at our annual meeting or any adjournment of our annual meeting.

All company stockholders are cordially invited to attend the meeting in person. Your vote is very important. Whether or not you attend the meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the proxy card in the postage-paid envelope provided. You retain the right to revoke the proxy at any time before it is actually voted by delivering notice of such revocation to the Secretary of the company at the annual meeting or by filing with the Secretary of the company either notice of revocation or a duly executed proxy bearing a later date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2009.

Our Proxy Statement and the proxy card for our 2009 Annual Meeting of Stockholders are available on our Web site at www.greatwolf.com. Information on our Web site, other than this Proxy Statement and the proxy card, is not a part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS:

J. MICHAEL SCHROEDER, Secretary

Madison, Wisconsin
April 15, 2009

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2009

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy for use at our annual meeting of stockholders to be held at the Hilton Chicago O’Hare Airport, Chicago, Illinois, on Tuesday, May 26, 2009 at 4:00 p.m., Central Time, and at any adjournments of our annual meeting. You are invited to attend our annual meeting and vote your shares directly. Even if you do not attend, however, you may vote by proxy, which allows you to instruct another person to vote your shares on your behalf at our annual meeting. For this purpose, we enclose one blank proxy card for your use.

The mailing address of our principal executive offices is 122 West Washington Avenue, Madison, Wisconsin 53703.

This proxy statement and the accompanying proxy card and Notice of Annual Meeting are being mailed to our stockholders on or about April 24, 2009.

Purposes of Our Annual Meeting

The purposes of our annual meeting are (1) to elect six directors to serve on our Board and (2) the ratification of the appointment of Grant Thornton LLP as independent auditors of Great Wolf Resorts, Inc. for the fiscal year ending December 31, 2009, and (3) to transact any other business that may properly come before our annual meeting and any adjournments of our annual meeting. We know of no matters, other than the election of directors and ratification of the appointment of our auditors, to be brought before our annual meeting.

This Proxy Solicitation

There are two parts to this proxy solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This proxy statement provides you information that you may find useful in deciding how to vote.

Proxies are being solicited by and on behalf of our Board, and the solicitation of proxies is being made primarily by the use of the mails. We will bear the cost of preparing and mailing this proxy statement and the accompanying material and the cost of any supplementary solicitations which may be made by mail, telephone or personally by our officers and employees, who will not be additionally compensated for their activities. We have retained Computershare, Inc. to provide administrative and record-keeping assistance in the solicitation of proxies.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from anyone to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

VOTING

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting

Our Board has fixed the close of business on Thursday, April 9, 2009, as the record date for determining which of our stockholders are entitled to receive notice of, and to vote at, our annual meeting. You will be entitled to notice of, and to vote at, our annual meeting and any adjournments of our annual meeting, only if you were a stockholder of record at the close of business on the record date. At the close of business on our record date of April 9, 2009, we had issued and outstanding 31,229,071 shares of our common stock, which are entitled to vote at our annual meeting. See “Required Votes.”

How to Vote Your Shares and How to Revoke Your Proxy

How to Vote.  You may vote your shares at our annual meeting in person, or if you cannot attend our annual meeting in person or you wish to have your shares voted by proxy even if you do attend our annual meeting, you may vote by duly authorized proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

By completing and returning the proxy card and by following the specific instructions on the card, you will direct the designated persons (known as “proxies”) to vote your shares at our annual meeting in accordance with your instructions. Our Board has appointed James A. Calder and J. Michael Schroeder to serve as the proxies for our annual meeting.

Your proxy card will be valid only if you sign, date and return it before our annual meeting. If you complete the entire proxy, then the designated proxies will vote your shares “FOR” the election of the six nominees for directors or will withhold your vote for one or more nominees if you so specify. If a nominee for election to our Board is unable to serve — which we do not anticipate — or if any other matters are properly raised at the annual meeting, then either Messrs. Calder or Schroeder as the designated proxies will vote your shares in accordance with his best judgment.

Even if you plan to attend our annual meeting, we ask you to vote, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in the name of a broker or other intermediary, you may vote and revoke a previously submitted vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

How to Revoke a Proxy.  If you have already returned your proxy to us, you may revoke your proxy at any time before it is exercised at our annual meeting by any of the following actions:

•	by notifying our Secretary in writing at or before the annual meeting that you would like to revoke your proxy,

•	by completing a proxy with a later date and by returning it to us at or before the annual meeting, or

•	by attending our annual meeting and voting in person. (Note, however, that your attendance at our annual meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in-person at our annual meeting to revoke an earlier proxy.)

If you choose either of the first two means to revoke your proxy, you must submit either your notice of revocation or your new proxy card by mail to us at our principal executive offices located at 122 West Washington Avenue, Madison, Wisconsin 53703.

Required Votes

Voting Rights.  You are entitled to one vote for each share of our common stock that you hold. Cumulative voting of our shares is not allowed.

Quorum Requirements.  Under Delaware law and our bylaws, a majority of votes entitled to be cast at the annual meeting, represented in person at the annual meeting or by proxy, will constitute a quorum for the consideration of the election of the nominees for directors and for each matter to properly come before our annual meeting.

Vote Required.  The six nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.

Abstentions and Broker Non-Votes.  Abstentions will not be counted “for” or “against” proposals, but will be counted for the purpose of determining the existence of a quorum.

Under applicable NASDAQ Global Market (the exchange on which our common stock is traded) or NASDAQ rules, brokers holding shares for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. If you do not provide your broker with specific instructions regarding how to vote your shares, your broker still has authority to vote your shares on certain “routine” matters. Under NASDAQ’s rules, however, brokers do not have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” “Broker non-votes” will not be counted “for” or “against” a proposal, but will be counted only for the purpose of determining the existence of a quorum.

Because the election of directors is a “routine” matter for which specific instructions from beneficial owners are not required under NASDAQ’s rules, no “broker non-votes” will arise in the context of voting for the nominees for directors.

If you do not vote your shares, your brokerage firm may either (1) vote your shares on routine matters, if any, or (2) leave your shares unvoted.

To be certain that your shares are voted at our annual meeting, we encourage you to provide instructions to your brokerage firm by signing and returning the enclosed proxy card.

THE ELECTION OF DIRECTORS

Board of Director Nominees

At our annual meeting, our stockholders will vote on the election of six directors.

Our Nominating and Corporate Governance Committee has recommended to our Board as nominees, and our Board has nominated, Joseph Vittoria, Kimberly Schaefer, Elan Blutinger, Randy Churchey, Edward Rensi and Howard Silver for election to our Board. If elected, all of these individuals will serve as directors for a one-year term that will expire at our annual meeting of stockholders in 2010, or when their successors are duly elected and qualified. You will find below a brief biography of each nominee. See also “Ownership of Our Common Stock” on page 10 for information on their holdings of our common stock.

In an effort to reduce expenses and achieve efficiencies, we are nominating six individuals for election to the Board this year although our current Board has nine members. We believe that a Board comprised of six individuals is more commensurate to the current size and scope of operations of our company. As a result, Michael Knetter, Steven Hovde and Richard Murray will not stand for re-election to the Board this year.

If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies on the proxy card are expected to consult with our management in voting the shares represented by them and will vote in favor of any substitute nominee or nominees approved by our Board. Our Board has no reason to doubt the availability of any of the nominees for director. Each of the nominees has expressed his or her willingness to serve as a director if elected by our stockholders at our annual meeting.

Our Board recommends that you vote FOR the election of each nominee for director.

Experience of Nominees for Election as Directors (Terms to Expire 2010)

JOSEPH V. VITTORIA, age 73	Mr. Vittoria has served as Chairman of the Board and a director of our company since 2006. Mr. Vittoria is the retired chairman and chief executive officer of Travel Services International, a company he founded and took public in 1997 and later sold to a large British tour operator. He previously was at Avis, Inc. and served in various capacities including: chief operating officer and chairman and chief executive officer. His success at Avis led to his selection as the salaried and management representative to the board of United Airlines in 1994 when it created its ESOP. He now is Chairman and CEO of Puradyn Filter Technologies, Inc. and a member of the boards of Vectrix, Inc. and Domark, Inc. A 40-year travel industry veteran, Mr. Vittoria was elected to the Travel Industry Association Hall of Leaders in 2000. Mr. Vittoria currently serves as one of our independent directors and as a member of our Audit, Compensation and Nominating and Corporate Governance Committee.

Committees: Audit; Compensation; Nominating and Corporate Governance

KIMBERLY K. SCHAEFER, age 43	Ms. Schaefer has served as our Chief Executive Officer since January 2009, and was elected to our Board of Directors in February 2009. She previously served as our Chief Operating Officer since 2005, and also our Chief Brand Officer since we commenced operations in May 2004. From 1997 until completion of the our initial public offering (IPO) in December 2004, Ms. Schaefer served as Senior Vice President of Operations of The Great Lakes Companies, Inc. and its predecessor companies. At Great Lakes, Ms. Schaefer was involved in site selection and brand development and oversaw all resort operations. Ms. Schaefer has over 20 years of hospitality experience. Ms. Schaefer sits on the advisory board for Edgewood College (Madison, Wisconsin) Business School.

Committees: None

ELAN BLUTINGER, age 53	Mr. Blutinger has been a managing director of Alpine Consolidated, LLC, a merchant bank specializing in consolidating fragmented industries, since 1996. Mr. Blutinger serves as a director of Mountain Reservations, a Kinderhook Industries company based in Park City, Utah, and Audionow, a Virginia-based mobile phone broadcasting company. Mr. Blutinger served as a director of Hotels.com, from 2001 to 2003. Mr. Blutinger was a founder and director of Resortquest International, a public company, from 1997 to 2003, a founder and director of Travel Services International, a public company, from 1996 to 2001, and a director of Online Travel Services (UK), a public company, from 2000 to 2004. Mr. Blutinger currently serves as one of our independent directors and as chair of our Nominating and Corporate Governance Committee. Mr. Blutinger has been a director of our company since 2004.

Committees: Nominating and Corporate Governance (Chairman)

RANDY L. CHURCHEY, age 48	Mr. Churchey was our Interim Chief Executive Office from May 2008 until December 2008. Mr. Churchey is Co-chairman of the board of MCR Development, LLC, a private hotel construction and management company. He was President and Chief Executive Officer of Golden Gate National Senior Care (the successor to Beverly Enterprises), from March 2006 to September 2007. Mr. Churchey served as President and Chief Operating Office of RFS Hotel Investors, Inc., a NYSE-listed hotel real estate investment trust, from 1999 to 2003. Mr. Churchey served as a director of RFS from 2000 through 2003. From 1997 to 1999, he was Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a NYSE-listed hotel real estate investment trust. For nearly 15 years prior to joining FelCor, Mr. Churchey held various positions in the audit practice of Coopers & Lybrand, LLP. Mr. Churchey currently serves as one of our independent directors. Mr. Churchey has been a director of our company since 2004.

Committees: None

EDWARD H. RENSI, age 64	Mr. Rensi spent 33 years at McDonald’s, where he served in various caacities including: senior vice president operations and training, senior executive vice president, chief operating officer of McDonald’s World Wide, and, from 1984 to 1998, president and CEO of McDonald’s USA. Following his retirement from McDonald’s in 1998, Mr. Rensi began a second career as chairman and CEO of Team Rensi Motorsports. He serves on the boards of directors of Snap On Tools, a public company, and International Speedway Corporation (ISC), a public company. He also serves on the Compensation Committees for the ISC and Snap On boards. Mr. Rensi currently serves as one of our independent directors and as chair of our Compensation Committee. Mr. Rensi has been a director of our company since 2006.

Committees: Compensation (Chairman)

HOWARD A. SILVER, age 54	Mr. Silver was the president and chief executive officer of Equity Inns, Inc., a public, self-advised hotel real estate investment trust, until its sale to Whitehall Global Real Estate Funds in October 2007. Mr. Silver joined Equity Inns in 1994 and served in various capacities including: executive vice president of finance, secretary, treasurer, chief financial officer and chief operating officer. Mr. Silver is a certified public accountant. Mr. Silver is a director of Capital Lease Funding, Inc., a public triple net lease real estate investment trust, and serves on its audit committee as chairman, as well as serving on the nomination and investment committees and is also lead independent director. Mr. Silver currently serves as one of our independent directors and as chair of our Audit Committee and as a member of our Compensation Committee. Mr. Silver has been a director of our company since 2004.

Committees: Audit (Chairman); Compensation

OUR BOARD OF DIRECTORS

Each director serves a one-year term and is subject to annual re-election. Our Board nominees consist of six directors, five of whom are independent as determined by our Board under the rules promulgated by the Securities and Exchange Commission, or SEC, and NASDAQ listing standards. At our annual meeting, as discussed above, our stockholders will vote on the six nominees for director.

CORPORATE GOVERNANCE

Independence of Our Board of Directors

Rules promulgated by the SEC and the listing standards of NASDAQ require that a majority of our directors be independent directors. Our Board has adopted as categorical standards NASDAQ independence standards to provide a baseline for determining independence. Under these criteria, our Board has determined that the following nominees for our Board are independent: Messrs. Vittoria, Blutinger, Churchey, Rensi and Silver.

Committees and Meetings of Our Board of Directors

Board Meetings.  We operate under the general management of our Board as required by our bylaws and the laws of Delaware, our state of incorporation. Our Board held seven meetings during 2008. Each director attended at least 75% of the total number of those meetings of the Board and of any committee of which he was a member. While our Board has not adopted a mandatory attendance policy for our annual meetings, directors are encouraged to attend. In 2008, all of our directors attended our annual meeting.

Executive Sessions of Our Non-Management Directors.  The non-management directors of our Board met in regularly scheduled executive sessions that excluded members of the management team at every Board meeting held in 2008. At each meeting, the non-management directors determined who presided over the meeting’s agenda and related discussion topics. The non-management directors may also choose to appoint a chairman to preside over these meetings, and the chairman may also rotate from time to time. Stockholders and other interested persons may contact our non-management directors in writing by mail c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, Wisconsin 53703, Attn: Non-Management Directors. All such letters will be forwarded to our non-management directors.

Audit Committee.  Our Board has established an Audit Committee, currently consisting of Messrs. Steven Hovde, Silver and Vittoria, with Mr. Silver serving as its chairman. Our Board has determined that each of our Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, and under the listing standards of NASDAQ. Our Board has also determined that Mr. Silver is an “audit committee financial expert” within the meaning of SEC rules. Our Audit Committee operates under a written charter adopted by our Board. A copy of this charter is available on our Web site at greatwolf.com. Among other duties, this committee:

•	reviews and discusses with management and our independent registered public accounting firm our financial reports, financial statements and other financial information;

•	makes decisions concerning the appointment, retention, compensation, evaluation and dismissal of our independent registered public accounting firm;

•	reviews with our independent registered public accounting firm the scope and results of the audit engagement;

•	approves all professional services provided by our independent registered public accounting firm;

•	reviews the experience, performance and independence of our independent registered public accounting firm;

•	considers appropriateness of the audit and non-audit fees;

•	reviews the adequacy of our internal accounting and financial controls; and

•	reviews any significant disagreements among the company’s management and our independent registered public accounting firm in connection with preparation of our company’s financial statements.

Our Audit Committee met five times in 2008. For more information, please see “Report of our Audit Committee” on page 45.

Compensation Committee.  Our Board has also established a Compensation Committee, currently consisting of Messrs. Murray, Rensi, Silver and Vittoria, with Mr. Rensi serving as its chairman. Our Board has determined that each of the Compensation Committee members is independent, as that term is defined by NASDAQ. The Compensation Committee operates under a written charter adopted by our Board. A copy of this charter is available on our Web site at greatwolf.com. Among other duties, this committee:

•	determines our executive officers’ compensation;

•	establishes salaries of and awards of performance-based bonuses to our executive officers; and

•	determines awards of equity instruments to our officers and employees under our 2004 Incentive Stock Plan.

The Compensation Committee met four times in 2008. For more information, please see “Report of the Compensation Committee” on page 16.

Nominating and Corporate Governance Committee.  Our Board has also established a Nominating and Corporate Governance Committee, currently consisting of Messrs. Blutinger, Knetter and Vittoria, with Mr. Blutinger serving as its chairman. Our Board has determined that each of our Nominating and Corporate Governance Committee members is independent, as that term is defined by NASDAQ. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board. A copy of this charter is available on our Web site at greatwolf.com. Among other duties, this committee:

•	identifies, selects, evaluates and recommends to our candidates for service on our Board;

•	oversees the composition of our Board and its committees and makes recommendations to our Board for appropriate changes;

•	advises and makes recommendations to our Board on matters concerning corporate governance; and

•	oversees an annual self-evaluation of our Board.

The Nominating and Corporate Governance Committee met two times in 2008.

The Nominating and Corporate Governance Committee has established a mandatory director education program, adopted a policy that our governance practices will meet or exceed those required by NASDAQ, developed a process for CEO evaluation, and assisted in self-evaluations of the Board and each of its committees. The Nominating and Corporate Governance Committee also has instituted an annual review of the charters of each of the committees of the Board to ensure that each reflects best practices.

Other Committees.  From time to time, our Board may form other committees as circumstances warrant. Those committees will have such authority and responsibility as delegated to them by our Board and consistent with Delaware law.

Availability of Corporate Governance Materials.  Stockholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our Web site under “Investor Relations” at greatwolf.com.

Director Nominations

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee performs the functions of a nominating committee. The Nominating and Corporate Governance Committee Charter describes the committee’s responsibilities, including identifying, screening and recommending director candidates for nomination by our Board.

Director Candidate Recommendations and Nominations by Stockholders.  The Nominating and Corporate Governance Committee’s charter provides that the committee will consider director candidate recommendations by stockholders. Stockholders should submit any such recommendations for the consideration of our Nominating and Corporate Governance Committee through the method described under “Communications With Our Board” below. In addition, any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures summarized in “Stockholder Proposals for Our 2010 Proxy Materials or Annual Meeting” below.

Process For Identifying and Evaluating Director Candidates.  The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, the projected long-term oversight, strategic, financial and industry needs of the company, as well as the composition of the Board as a whole. Directors are also considered in light of their past history and actual experience creating shareholder value in previous companies. In addition, the Nominating and Corporate Governance Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs.

Communications with Our Board

Our Board has approved unanimously a process for stockholders to send communications to our Board. Stockholders can send communications to our Board and, if applicable, to the Nominating and Corporate Governance Committee or to specified individual directors in writing c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, Wisconsin 53703, Attn: Corporate Secretary. All such letters will be forwarded to our Board, the Nominating and Corporate Governance Committee or any such specified individual directors.

OUR EXECUTIVE OFFICERS

Ms. Schaefer is an executive officer and director and her biographical information is set forth under “The Election of Directors.” The names, positions, business experience, terms of office and ages of our other executive officers are as follows:

JAMES A. CALDER, age 46	Mr. Calder has served as our Chief Financial Officer since we commenced operations in May 2004. From 1997 to 2004, Mr. Calder served in a number of management positions with Interstate Hotels & Resorts, Inc., a public company, and its predecessor companies, serving most recently as chief financial officer. Additionally, from 2001 to 2002, Mr. Calder served as chief accounting officer of MeriStar Hospitality Corporation, a public company. Mr. Calder is a certified public accountant.

ALEXANDER P. LOMBARDO, age 40	Mr. Lombardo has served as our Treasurer since 2004. From 1998 to 2004, Mr. Lombardo served in a number of positions with Interstate Hotels & Resorts, Inc., a public company, and its predecessor company, serving most recently as vice president of finance. Additionally, from 1998 to 2002, Mr. Lombardo served in a number of positions with MeriStar Hospitality Corporation, a public company, serving most recently as assistant treasurer.

ALISSA N. NOLAN, age 46	Ms. Nolan has served as our Executive Vice President and Managing Director of Business Development since December 2008. She previously served as our Executive Vice President and Managing Director of International Division since July 2007. Additionally, she served as one of our independent directors from 2004 to July 2007. Prior to that, Ms. Nolan was a long time entertainment/attractions industry analyst and consultant. From January 2006 to July 2007, she served as a strategic, development and investment advisor to a variety of leading international groups. From January 2001 through December 2005, she served as Director of Strategic Planning and Development with The Tussauds Group. Prior to joining Tussauds, Ms. Nolan was a Director and Principal with Economics Research Associates, a specialist advisor to global attractions and leisure operators, developers and investors from 1993 to 1999. After leaving Economics Research Associates and prior to joining Tussauds, Ms. Nolan served as a private consultant.

J. MICHAEL SCHROEDER, age 41	Mr. Schroeder has served as our General Counsel and Corporate Secretary since we commenced operations in May 2004. From 1999 until 2004, Mr. Schroeder served in several senior management positions for The Great Lakes Companies, Inc., most recently as Senior Vice President and General Counsel. From 1993 to 1999, Mr. Schroeder was associated with several law firms in New York, New York and Greenwich, Connecticut, where he specialized in real estate, real estate finance and corporate law, with a focus on the hospitality industry. Mr. Schroeder holds a J.D. degree from Duke University School of Law and a B.S. degree in Finance from the University of Colorado.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors, executive officers and any persons beneficially owning more than 10% of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2008.

Based solely upon our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2008.

OWNERSHIP OF OUR COMMON STOCK

We summarize below the beneficial ownership of our common stock, as of March 11, 2009, except where noted, by (1) each person or group known by us to beneficially own more than five percent (5%) of our company’s common stock, (2) each of our directors and nominees for election to the Board, (3) each of our named executive officers and (4) all of our directors and our executive officers as a group. A person generally “beneficially owns” shares if he or she, directly or indirectly, has or shares either the right to vote those shares or dispose of them. Except as indicated in the footnotes to this table, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

The number of shares beneficially owned by each person or group includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 11, 2009, including, but not limited to, upon the exercise of options or the vesting of restricted stock. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after March 11, 2009, and references to restricted stock in the footnotes of the table below include only restricted stock that would vest and settle on or within 60 days after March 11, 2009.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the shares of common stock outstanding on March 11, 2009 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 11, 2009. Unless otherwise indicated in the accompanying footnotes, all of the shares of our common stock listed below are owned directly, and the indicated person has sole voting and investment power. The address for each individual listed below is: c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, WI 53703.

Name of Beneficial Owner	Shares Beneficially Owned
Officers and Directors	Number		Percentage

Joseph V. Vittoria	33,280	(1)	*
Kimberly K. Schaefer	646,908	(2)	2.1
Elan Blutinger	41,238	(3)	*
Randy L. Churchey	69,937	(4)	*
Steven D. Hovde	142,024	(5)	*
Michael M. Knetter	34,429	(3)	*
Richard T. Murray	22,649	(6)	*
Edward H. Rensi	26,566	(1)	*
Howard A. Silver	42,873	(3)	*
James A. Calder	153,979	(7)	*
Alexander P. Lombardo	56,329	(8)	*
Alissa N. Nolan	20,874	(9)	*
J. Michael Schroeder	88,000	(10)	*
All directors and executive officers as a group (13 persons)	1,379,086		4.4

Name of Beneficial Owner	Shares Beneficially Owned
Officers and Directors	Number		Percentage

Beneficial Holders in Excess of 5%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	4,823,773	(11)	15.4
State of Wisconsin Investment Board 121 East Wilson Street Madison, WI 53707	3,083,820	(12)	9.8
Baron Capital Group, Inc. 767 Fifth Avenue, 49th Floor New York, NY 10153	2,964,000	(13)	9.5
AXA Financial, Inc 1290 Avenue of the Americas New York, NY 10104	2,365,992	(14)	7.5
Hovde Capital Advisors, LLC 1826 Jefferson Place, N.W. Washington, D.C. 20036	2,051,656	(15)	6.1

*	Less than one percent of the outstanding shares of common stock.

(1)	Includes (a) 5,000 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan and (b) 10,175 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(2)	Includes (a) 33,009 shares held jointly with Ms. Schaefer’s spouse, (b) 100,000 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan and (c) 19,502 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(3)	Includes (a) 12,500 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan and (b) 11,175 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(4)	Includes (a) 12,500 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan and (b) 5,956 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(5)	Includes (a) 89,671 shares directly beneficially owned by Mr. Hovde, (b) 8,825 shares directly beneficially owned by the Hovde Financial, Inc. Profit Sharing Plan and Trust, (c) 19,315 shares directly beneficially owned by Eric D. and Steven D. Hovde Foundation and (d) 2,500 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(6)	Includes 7,067 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(7)	Includes (a) 100,000 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan and (b) 11,359 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan. In addition, our deferred compensation plan holds 11,765 shares to pay obligations owed to Mr. Calder pursuant to that plan.

(8)	Includes (a) 40,000 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan and (b) 10,000 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(9)	Includes (a) 12,500 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan and (b) 3,346 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(10)	Includes (a) 75,000 shares issuable upon the exercise of vested options granted under our 2004 Incentive Stock Plan and (b) 13,000 unvested shares of restricted stock granted under our 2004 Incentive Stock Plan.

(11)	Based solely upon information provided in a Schedule 13-G filed with the SEC on January 21, 2009. Wells Fargo & Company owns beneficially in the aggregate 4,823,773 shares of common stock, of which it has sole voting and dispositive power with respect to 3,443,035 and 4,823,773, respectively.

(12)	Based solely upon information provided in a Schedule 13-G filed with the SEC on January 30, 2009. State of Wisconsin Investment Board owns beneficially in the aggregate 3,083,820 shares of common stock, of which it has sole voting and dispositive power with respect to 3,083,820.

(13)	Based solely upon information provided in a Schedule 13-G filed with the SEC on February 12, 2009. Baron Capital Group, Inc. (“BCG”) owns beneficially in the aggregate 2,964,000 shares of common stock, of which it has sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power over 2,964,000 shares. BCG is a parent holding company of BAMCO, Inc. (“BAMCO”), a registered investment advisor, and Baron Small Cap Fund (“BSCF”), a registered investment company. BAMCO and BSCF beneficially own 2,964,000 and 2,964,000, respectively, shares of common stock, of which they have sole voting and dispositive power with respect to none of such shares and shared voting power and dispositive power of 2,964,000 shares.

(14)	Based solely upon information provided in a Schedule 13-G filed with the SEC on February 13, 2009. AXA Financial, Inc owns beneficially in the aggregate 2,365,992 shares of common stock, of which it has sole voting and dispositive power with respect to 2,086,542 and 2,365,992, respectively.

(15)	Based solely upon information provided by Mr. Steven D. Hovde directly. Hovde Capital Advisors LLC owns beneficially in the aggregate 2,051,656 shares of common stock and shared voting and dispositive power over 2,051,656 shares. Mr. Steven D. Hovde, a member of our Board, is a managing member of Hovde Capital Advisors LLC and has disclaimed beneficial ownership of 1,909,632 of those shares.

Equity Compensation Plan Information

This table provides certain information as of December 31, 2008 with respect to our equity compensation plans:

				(c)
				Number of Securities
				Remaining Available for
	(a)		(b)	Future Issuance Under
	Number of Securities		Weighted-Average	Equity Compensation
	to be Issued upon Exercise		Exercise Price of	Plans (Excluding
	of Outstanding Options,		Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights	Column (a))

Equity compensation plans approved by security holders	869,318	(1)	$17.59	2,091,333
Equity compensation plans not approved by security holders	0		N/A	0
Total	869,318		$17.59	2,091,333

(1)	This amount consists of:

•	475,000 shares of our common stock issuable upon the exercise of outstanding stock options.

•	300,249 restricted shares of our common stock that have been granted but not yet earned as of December 31, 2008. The number of shares, if any, to be issued pursuant to these grants will be determined by the grant recipient providing future services to us over the vesting period of the grant. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

•	94,069 shares of our common stock issuable pursuant to outstanding market condition and performance condition share awards that have been granted but not yet earned as of December 31, 2008. The number of shares, if any, to be issued pursuant to these awards will be determined based on (a) the award recipient achieving certain individual and/or performance goals in 2008, as determined by our Compensation Committee, (b) our common stock’s performance in the three year period 2007-2009 relative to the total return of a relevant stock index, and (c) our common stock’s absolute performance in the three-year period 2007-2009. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

Our 2004 Incentive Stock Plan authorizes us to grant up to 3,380,740 incentive and/or nonqualified stock options, stock appreciation rights or shares of our common stock to our employees and directors.

RELATED PERSON TRANSACTIONS

In accordance with our Code of Business Conduct and Ethics, all related party transactions known to us are subject to review and approval of our Audit Committee. Since January 1, 2008, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described below.

•	We rent office space for our headquarters location in Madison, Wisconsin from a company that is an affiliate of Steven Hovde, a member of our Board and a principal of Hovde Capital Advisors, LLC, a holder of more than 5% of our common stock. For 2008, our total payments for rent and related expenses for this office space were approximately $304,000.

EXECUTIVE AND DIRECTOR COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, on behalf of and in certain instances subject to the approval of the Board of Directors, reviews and approves compensation programs for certain senior officer positions. In this context, the committee reviewed and discussed with our company’s management the “Compensation Discussion and Analysis” required by section 402(b) of Regulation S-K and included in this proxy statement. Based on the review and discussions referred to above, the committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K for its 2008 fiscal year.

The Compensation Committee:
Ed Rensi (Chairman)
Richard Murray
Howard Silver
Joseph Vittoria

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee oversees our compensation program for our senior executives, including our Named Executive Officers (NEOs), including:

•	Establishing and administering compensation policies;

•	Setting base salaries and awarding performance-based cash bonuses;

•	Determining grants of equity awards under our incentive stock plan; and

•	Reviewing the performance and development of senior executives.

From time to time, the Compensation Committee may retain compensation consultants to assist with, among other things:

•	Structuring our various compensation programs;

•	Determining appropriate levels of salary, bonus and other awards payable to our NEOs consistent with our competitive strategy, corporate governance principles and stockholder interests; and

•	Guiding us in the development of near-term individual performance objectives necessary to achieve long-term performance goals.

We expect to use these compensation consultants only in circumstances where the consultants have no other business dealings with us.

Each member of the Compensation Committee is independent as defined in the Compensation Committee’s charter, as determined by the Board of Directors.

General Compensation Policy/Philosophy

Our general compensation policy is to devise and implement compensation for our NEOs commensurate with their positions and, for certain executives, determined with reference to compensation paid to similarly situated employees and officers of companies that the Compensation Committee, in consultation with our Chief Executive Officer (CEO) and external compensation consultants, deems to be comparable to us.

Our general compensation philosophy is to:

•	Design and implement a compensation program to attract, retain and motivate talented executives;

•	Provide incentives for the attainment of short-term operating objectives and strategic long-term performance goals; and

•	Place emphasis on, and reward achievement of, long-term objectives that are consistent with the nature of our company as an enterprise focused on resort unit growth, resort operations and brand expansion/development over the next several years.

Our overall executive compensation philosophy is based on a pay-for-performance model. In general, our executive compensation is structured to reward performance through a combination of competitive base salaries coupled with cash-based and equity-based incentives. The “at risk” components of our executive compensation (cash annual incentives and stock-based long-term incentives) are designed to provide incentives that are predicated on our company and/or the NEO meeting or exceeding predefined goals.

The Compensation Committee occasionally requests that our CEO be present at Compensation Committee meetings where executive compensation and company, individual, business unit and departmental performance are discussed and evaluated. Our CEO is free to provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. Only Compensation Committee members, however, are allowed to vote on decisions made regarding executive compensation.

Named Executive Officers

At December 31, 2008, our NEOs were:

•	Randy L. Churchey, Interim Chief Executive Officer (Principal Executive Officer)

•	James A. Calder, Chief Financial Officer (Principal Financial Officer)

•	Alissa N. Nolan, Executive Vice President and Managing Director of International

•	Kimberly K. Schaefer, Chief Operating Officer

•	J. Michael Schroeder, General Counsel and Corporate Secretary

In addition, John Emery served as our CEO until his resignation from the company in May 2008. Following Mr. Emery’s resignation, Mr. Churchey was our Interim CEO through December 31, 2008. Also, Hernan R. Martinez served as our President of Development Division until his resignation from the company in July 2008. Messrs. Emery and Martinez were considered NEOs until their resignations.

2008 Executive Officer Compensation

For 2008, the Compensation Committee used as a reference tool the overall compensation structure recommendations for certain NEOs, including Mr. Calder and Ms. Schaefer, which had been developed for 2007-2009 by FPL Associates Compensation (FPL), an independent compensation consultant. For 2007, the Compensation Committee had engaged FPL to assist the Compensation Committee in determining appropriate fiscal year 2007 compensation for certain of our NEOs and an appropriate structure for long-term incentive compensation for the period 2007-2009. Based upon a study of a competitive peer group of 11 public companies that competed with us for talent, investment dollars and/or business, FPL made recommendations to the Compensation Committee, for certain of our NEOs, of appropriate levels of:

•	Base salary,

•	Annual incentives, and

•	Long-term incentives.

The structure and amounts of the executive officer base salary, annual incentives and long-term incentives compensation components for Mr. Calder and Ms. Schaefer for 2008 as detailed in the Compensation Discussion and Analysis are based on the final recommendations of FPL in its report.

Competitive Peer Group

The competitive peer group FPL used in its report included primarily companies that are focused on operating within the public consumer/leisure sector as the foundation for our compensation practices. Those peer group companies are ones considered to appeal to family-based, consumer leisure activities, including resorts/timeshares, gaming/entertainment and amusement parks. The peer group consisted of the following companies:

Bluegreen Corporation	Red Lion Hotels Corporation
Cedar Fair	Silverleaf Resorts, Inc.
Gaylord Entertainment Company	Six Flags, Inc.
ILX Resorts Incorporated	Steiner Leisure Limited
Isle of Capri Casinos, Inc.	Vail Resorts, Inc.
Nevada Gold & Casinos, Inc.

Executive Compensation Structure

Utilizing this process and benchmarking data, FPL recommended, and the Compensation Committee approved, total remuneration for executive compensation for Mr. Calder and Ms. Schaefer structured as follows:

•	Base salaries at a level commensurate with each executive’s role/responsibilities, tenure and other factors, based on median market practices.

•	Short-term incentive compensation consisting of annual cash incentive bonuses based on specified threshold, target and high earnings levels, defined as follows:

•	Threshold performance — solid achievement but falls short of expectations. Would be considered less than meeting a budget plan. This represents the minimum level of performance that must be achieved before any bonus will be earned.

•	Target performance — achievement that normally signifies meeting business objectives. In many situations, represents budget level performance.

•	High performance — significant achievement that would be considered upper-tier or exceptional performance by industry standards.

•	Long-term incentive compensation in the form of restricted stock grants based on specified threshold, target and high earnings levels, consisting of:

•	Annual equity grants with performance metrics and

•	Multi-year program equity grants with performance metrics and/or time-based vesting.

For NEOs other than Mr. Calder and Ms. Schaefer, for 2008 the Compensation Committee established both an annual cash incentive plan and long-term incentive compensation plan that was structured differently than that for Mr. Calder and Ms. Schaefer, as follows:

•	The Compensation Committee designed annual cash incentives and long-term incentives for Mr. Calder and Ms. Schaefer that create an overall compensation program that can provide for superior compensation when primary company-wide financial goals are met or exceeded, and, conversely, total compensation below competitive levels when such goals are not met. The Compensation Committee believes this is an appropriate structure for these two NEOs due to their broad responsibilities for overseeing our overall performance in financial, development and operating areas.

•	For Mr. Churchey, the Compensation Committee provided a fixed amount of minimum annualized cash bonus and no long-term incentive compensation, due to the interim nature of his executive position.

•	For NEOs other than Messrs. Calder and Churchey and Ms. Schaefer, the Compensation Committee feels a total compensation structure that is less likely to provide total compensation significantly above or below competitive levels is appropriate, due to other executive officers having less broad responsibilities for overseeing our overall performance.

For a further discussion on the details of these annual cash incentives and long-term incentives, see Elements of Compensation below.

Elements of Compensation

The compensation for each of our NEOs consists of three components:

•	Base salary,

•	Annual cash incentive and

•	Long-term incentive compensation.

These components provide elements of fixed income and variable compensation that are linked to the achievement of individual and corporate goals and the enhancement of value to our stockholders.

Base Salary

Base salary represents the fixed annual component of our executive compensation. Executives receive salaries that are within a range established by the Compensation Committee for their respective positions, in some instances based on the comparative analysis described above. Where each executive’s salary falls within the salary range is based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Salary adjustments are based on a similar evaluation and may include a comparison of adjustments made by competitors and any necessary inflationary adjustments.

When reviewing the competitive market data described above, the Compensation Committee considers that the competitive market is comprised of professionals with varying backgrounds, experience and education who may be more junior or senior within the role. As such, the compensation, particularly as it relates to base salaries, provided to these incumbents may, appropriately, vary. In establishing base salary amounts for our NEOs, the Compensation Committee considers the level of responsibility, experience, performance and tenure of our company’s incumbents relative to those commonly found in the market and/or summarized by FPL in its report.

We generally review the base salaries of our NEOs each fiscal year. In the event of an NEO’s promotion and/or increased scope of responsibility, we consider base salary adjustments at other points during the year as well.

The Compensation Committee reviewed the salaries for John Emery, our CEO through May 2008, and Messrs. Calder, Martinez and Schroeder and Ms. Nolan and Ms. Schaefer in December 2007. As a result of these reviews, base salaries established for 2008 and the percentage increase from prior base salaries are shown below:

	2008 Base	Increase From
	Salary	Prior Base Salary
Name	($)	(%)

Mr. Emery	510,000	7.4
Mr. Calder	300,000	5.3
Mr. Martinez	386,000	2.9
Ms. Nolan	425,000	-0-
Ms. Schaefer	375,000	10.3
Mr. Schroeder	268,000	3.1

Upon Mr. Churchey’s appointment as our Interim CEO in May 2008, the Compensation Committee established his annual base salary at $510,000, consistent with Mr. Emery’s base salary prior to his resignation as our CEO.

Annual Cash Incentive

For Mr. Calder and Ms. Schaefer

For Mr. Calder and Ms. Schaefer, annual cash incentives exist in the form of bonuses as a means of linking compensation to objective performance criteria that are within the control of the NEO. Consistent with the guidelines in FPL’s report, at the beginning of each year, the Compensation Committee establishes a potential bonus amount range for each executive and identifies performance targets for each NEO to meet in order to receive the full bonus. The range incorporates the threshold, target and high (maximum) performance concepts as described above in 2008 Executive Officer Compensation.

Our annual incentive program utilizes multiple aspects or dimensions of performance to establish a “line-of-sight” between the individual and the reward. The emphasis on one dimension versus another depends on the level and type of position. Three dimensions we consider in the annual incentive program for our NEOs are:

•	Corporate — overall corporate performance is the primary dimension for executive and senior management.

•	Team/Unit — refers to key functional areas. This dimension is utilized to link individuals to the performance of their collective work group and is intended to foster cooperation.

•	Individual — refers to specific goals and objectives developed for each individual participant.

The Compensation Committee reviews each executive’s position to determine the proportion or percentage of incentive opportunity that will be attributed to each of the three dimensions, based on the position’s ability to impact performance at each dimension. The benefit to using this three-tier construct is in balancing the required level of objectivity with the desired level of subjectivity. While corporate and team/unit goals include specific, quantifiable targets, the individual component can often be based on a more subjective assessment of performance or on management discretion.

For the plan designed for Mr. Calder and Ms. Schaefer, the Compensation Committee establishes financial targets at the beginning of each year that are tied to our annual business plan. Those NEOs generally begin to earn a threshold annual cash incentive award amount once a financial target is at least 95% attained. The threshold award amount is generally 1/3 of the maximum potential award amount for a particular financial target. The maximum annual cash incentive award is earned when a financial target is at least 105% attained. Any potential amount of the annual cash incentive award in excess of the threshold amount, up to the maximum potential award amount, is earned ratably from 95% up to 105% of the financial target attained.

The Compensation Committee employs clearly defined, objective measures of performance to support the annual cash incentive awards for Mr. Calder and Ms. Schaefer. Within the annual incentive award component of the compensation program, performance measures are often based on operational/financial initiatives as well as, to a lesser extent, individual/subjective performance, providing a balance with long-term incentive award components, which are generally primarily tied to value creation.

The Compensation Committee, in consultation with our CEO, establishes and approves specific, written performance objectives for annual cash incentives. For each such objective, actual performance is reviewed by the Compensation Committee (generally in February following the performance year) in order to determine the actual payment to occur following release of the performance year fiscal year financial results. The Compensation Committee has the ability to apply discretion to increase or decrease the actual payout resulting from the relative achievement of performance objectives. Discretion may be applied in the case of significant business disruption, unusual business events or conditions, or other factors the Compensation Committee deems relevant.

For 2008, the Compensation Committee established overall threshold, target and maximum annual incentive opportunities for Mr. Calder and Ms. Schaefer, expressed as a percentage of each executive’s 2008 base salary, as follows:

	2008 Annual Incentive Opportunity
	Threshold		Target		Maximum
Name	(%)	($)	(%)	($)	(%)	($)

Mr. Calder	37.5	112,500	87.5	262,500	112.5	337,500
Ms. Schaefer	37.5	140,625	87.5	328,125	112.5	421,875

For 2008, the annual cash incentive amounts awarded to Mr. Calder and Ms. Schafer were subject to a number of performance objectives, including:

•	Our company achieving certain levels of Adjusted EBITDA for 2008;

•	Our company achieving certain levels of Adjusted EPS for 2008; and

•	The individual achieving certain individual, business unit and/or departmental performance goals in 2008, as determined by the Compensation Committee.

The threshold, target and maximum amounts for the two financial measure performance objectives (Adjusted EBITDA and Adjusted EPS) for 2008 were as follows:

Financial Measure	Threshold	Target	Maximum
Performance Objective	($)	($)	($)

Adjusted EBITDA	64.6 million	68.0 million	71.4 million
Adjusted EPS	(0.42)	(0.40)	(0.38)

The relative weightings for the performance objectives were primarily based on the recommendations of FPL in its report. For 2008, the Compensation Committee, in consultation with our CEO, reviewed and approved the performance criteria and weighting of those criteria for each eligible executive. The weightings of the performance criteria may vary among the eligible executives by position due to functional accountability, responsibility and other factors the Compensation Committee deems relevant. For 2008, weightings for Mr. Calder and Ms. Schaefer and corresponding maximum bonus amounts available for each bonus measure were as follows:

Cash Bonus Performance Objectives
Individual,
Business Unit and/or
Departmental
	Adjusted EBITDA		Adjusted EPS		Performance Goals
		Maximum		Maximum		Maximum
		Bonus		Bonus		Bonus
	Weighting	Amount	Weighting	Amount	Weighting	Amount
Name	(%)	($)	(%)	($)	(%)	($)

Mr. Calder	60	202,500	20	67,500	20	67,500
Ms. Schaefer	60	253,125	20	84,375	20	84,375

For Mr. Calder and Ms. Schaefer, the Compensation Committee reviewed in February 2009 the levels of Adjusted EBITDA and Adjusted EPS we had achieved for 2008 and the success of each of those NEOs in achieving individual, business unit and/or departmental performance goals in 2008. Based that review:

•	We achieved Adjusted EBITDA of $67.6 million, an amount between the threshold and target amounts for that financial measure, resulting in 71.2% of the maximum potential payout for that financial factor being earned.

•	We achieved Adjusted EPS of $(0.16), an amount in excess of the Adjusted EPS maximum amount as established by the Compensation Committee, resulting in 100% of the potential payout for that financial factor being earned.

•	The Compensation Committee determined the individual/departmental goal achievements as follows: Mr. Calder — 95% and Ms. Schaefer — 95%.

Based on the level of achievement of the various financial and other factors for 2008 as described above, Mr. Calder and Ms. Schaefer earned the following amounts for the various performance objectives:

Cash Bonus Performance Objective	Mr. Calder	Ms. Schaefer

Adjusted EBITDA:
• Maximum Bonus Amount	$202,500	$253,125
• % earned	71.2%	71.2%
• Bonus Amount Earned	$144,180	$180,225
Adjusted EPS:
• Maximum Bonus Amount	$67,500	$84,375
• % earned	100.0%	100.0%
• Bonus Amount Earned	$67,500	$84,375
Individual, Business Unit and/or Departmental Goals:
• Maximum Bonus Amount	$67,500	$84,375
• % earned	95.0%	95.0%
• Bonus Amount Earned	$64,125	$80,156
Total Bonus Amount Earned	$275,805	$344,756

Other NEOs

For 2008, the maximum annual incentive opportunities established for Ms. Nolan and Mr. Schroeder were 100.0% and 50.0%, respectively, of base salary. Also, upon Mr. Churchey’s appointment as our Interim CEO in May 2008, the Compensation Committee established his minimum annual incentive opportunity at not less than $510,000; any increase above that minimum amount is at the discretion of the Compensation Committee or our Board of Directors as a whole.

For Ms. Nolan and Mr. Schroeder, annual cash incentives for 2008 existed in the form of a bonus available based on achieving individual and/or departmental performance goals in 2008, as determined by the Compensation Committee. Based on that determination, Ms. Nolan and Mr. Schroeder earned bonus amounts of $75,000 and $52,000, respectively, for 2008.

Shares-in-Lieu-of-Cash Option for Bonus Payments

For 2008 annual cash incentives bonus amounts to be paid in 2009, as an incentive to increase our NEOs’ ownership of our common stock, we offered our NEOs the opportunity to take some or all of their bonus in shares of our common stock in lieu of cash. Shares issued under this shares-in-lieu-of-cash bonus option are 100% vested when issued. If an executive elected to receive shares of our common stock in lieu of cash, he or she received shares having a market value equal to 125% of the cash they would have otherwise received. For example:

•	If an executive’s cash bonus payment would have been $50,000 and they elected this shares-in-lieu-of-cash option for the entire amount of their bonus, he or she would receive $62,500 of shares.

•	The dollar value of shares to be received is divided by a conversion price as determined by the Compensation Committee in order to determine the number of shares the NEO receives.

We believe this 25% conversion premium is an appropriate incentive to reward executives who choose to receive shares in lieu of cash.

The Compensation Committee has established a policy of using the average closing price for the company’s common stock for the first and second full calendar weeks of January of the following calendar year (that is, 10 trading days) as the stock price to use for the conversion of the cash value of each NEO’s bonus to a number of shares to be received.

None of our NEOs elected to take a portion of their earned 2008 cash bonus in shares of our common stock, in accordance with the shares-in-lieu-of-cash provisions explained above.

Long-Term Incentives

For Mr. Calder and Ms. Schaefer, the long-term incentive component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward these executives for maximizing stockholder value. Long-term incentives are provided primarily by grants of stock options and/or stock under our 2004 Incentive Stock Plan, which is administered by the Compensation Committee. The purpose of our 2004 Incentive Stock Plan is to assist us in recruiting and retaining key employees, by enabling such persons to participate in the future success of our company, and to align their interests with those of our stockholders.

The Compensation Committee, in consultation with our CEO, establishes annually and approves specific, written performance objectives for long-term incentives. For these objectives, the Compensation Committee reviews actual performance (generally in February following the performance year) in order to determine the actual amount of the long-term incentive grant that has been earned. The Compensation Committee has the ability to apply discretion to increase or decrease the actual amount calculated as earned resulting from the relative achievement of performance objectives. Discretion may be applied in the case of significant business disruption, unusual business events or conditions, or other factors the Compensation Committee deems relevant.

For 2008, the Compensation Committee approved maximum long-term, stock-based incentive compensation amounts for Mr. Calder and Ms. Schaefer. The stock-based compensation amounts consisted of performance-based shares of our common stock. The stock-based incentive compensation total award amounts consisted of annual equity grant amounts for 2008.

Establishing 2008 Award Amounts

The process in establishing the number of shares awarded as stock-based compensation to Mr. Calder and Ms. Schaefer as annual equity grant (AEG) amounts and multi-year program equity grant (MYPEG) amounts for 2008 involved four steps, as follows:

•	First, based on benchmarking data and recommendations contained in FPL’s report, we computed a maximum annual amount of stock-based compensation award (that is, combined AEG and one year of

MYPEG) amount as a percentage of each officer’s January 1, 2008 base salary. Applicable percentages and the resulting maximum annual amounts were as follows:

Maximum Annual
		Percentage of Base	Amount of
		Salary Used to	Stock-Based
	January 1, 2008	Compute Maximum	Incentive
	Base Salary	Annual Dollar Value	Compensation
Name	($)	(%)	($)

Mr. Calder	300,000	112.5	337,500
Ms. Schaefer	375,000	112.5	421,875

•	Second, for each officer, the total maximum annual dollar value was split between (a) AEG amounts and (b) MYPEG amounts. Based on recommendations from FPL, the applicable splits and resulting dollar amounts for each officer were as follows:

			Multi-Year
			Program Equity
	Annual Equity Grant		Grant
Name	(%)	($)	(%)	($)

Mr. Calder	60	202,500	40	135,000
Ms. Schaefer	60	253,125	40	168,750

Note that the MYPEG amount was for part of the three-year period 2007-2009, and was accounted for as part of each NEO’s grants for 2007 (that is, the MYPEG grants in 2007 covered the three-year period 2007-2009). Therefore, the MYPEG amounts were not considered further in setting compensation for 2008.

•	Third, for each NEO, the dollar amount for AEGs for 2008 listed above was then converted to a maximum total number of shares to be awarded by dividing (a) that dollar value amount by (b) $9.81, the closing price of our common stock on NASDAQ on December 31, 2007 (the last trading day in the year ended December 31, 2007). Based on this conversion, the maximum number of shares to be awarded to each officer was as follows: Mr. Calder — 20,642 shares and Ms. Schaefer — 25,802 shares.

•	Fourth, the Committee approved additions to the AEG amounts to account for the effect of each NEO’s base salary increase on January 1, 2008. As outlined in the FPL report, the MYPEGs awarded in 2007 cover a three-year performance period (2007-2009) and all shares related to the three-year period were granted in March 2007. The MYPEG shares granted at that time, however, were based on a percentage of each NEO’s January 1, 2007 base salary. Because the three-year (2007-2009) calculation was based on percentages of base salary as of January 1, 2007 and base compensation amounts increased at January 1, 2008, the number of shares originally issued for the MYPEGs in March 2007 no longer reflected the correct total long-term incentive potential (based on each executive’s now-higher base salary). As a result, the Committee approved the issuance of the additional shares under the AEGs for 2008 to each officer as follows: Mr. Calder — 688 shares and Ms. Schaefer — 1,606 shares.

As a result, the total maximum number of shares to be awarded to each officer under the AEGs for 2008 was as follows: Mr. Calder — 21,330 shares and Ms. Schaefer — 27,408 shares.

Determining Amounts of 2008 AEG Awards Earned

The actual long-term incentive compensation AEG award earned by Mr. Calder and Ms. Schaefer was subject to a number of performance factors:

•	A portion of the AEG award amount was earned based on our common stock performance in calendar year 2008 relative to the Russell 2000 stock index total return in calendar year 2008. Under this performance criterion, an individual earned a portion of his or her total potential award amount if our stock performance for 2008 was 80% or greater than the performance of the Russell 2000 stock index. The individual earned less than the full portion amount of his or her award amount if our stock performance was less than 120% of the Russell 2000 stock index’s performance, and earned no award under this performance criterion if our stock performance was less than 80% of the Russell 2000 stock index’s performance.

•	A portion of the award amount was earned based on the individual achieving certain individual, business unit and/or departmental performance goals in 2008, as determined by the Compensation Committee.

The relative weightings for the performance factors were primarily based on the recommendations of FPL in its report. Weightings for the performance factors for Mr. Calder and Ms. Schaefer for the 2008 AEG awards were as follows:

AEG Award Factor
Individual,
	Relative Common		Business Unit and/or Departmental
	Stock Performance		Performance Goals
		Maximum		Maximum
		Share		Share
	Weighting	Award	Weighting	Award
Name	(%)	(#)	(%)	(#)

Mr. Calder	75.0	15,997	25.0	5,333
Ms. Schaefer	50.0	13,704	50.0	13,704

For the 2008 AEG award factors, based on our common stock’s actual performance and the Compensation Committee’s assessment of each individual’s achievement of individual/departmental performance goals:

•	Our common stock decreased 84.3% in 2008 and the Russell 2000 stock index decreased 34.8%. Therefore, our common stock’s performance was not at least 80% of the Russell 2000’s performance. As a result, none of the potential payout for that award factor was earned (that is, the NEOs earned no shares for 2008 under the relative common stock performance factor).

•	The Compensation Committee determined the individual/business unit/department goal achievements as follows: Mr. Calder — 95% and Ms. Schaefer — 95%.

Based on the level of achievement of the various award factors for 2008 as described above, Mr. Calder and Ms. Schaefer earned the following number of shares under the AEGs for 2008:

AEG Award Factor	Mr. Calder	Ms. Schaefer

Relative Common Stock Performance:
• Maximum # of Shares	15,997	13,704
• % earned	-0-%	-0-%
• Number of Shares Earned	-0-	-0-
Adjusted EPS:
• Maximum # of Shares	5,333	13,704
• % earned	95.0%	95.0%
• Number of Shares Earned	5,065	13,019
Total Number of Shares Earned	5,065	13,019

In February 2009, we issued the shares of our common stock as long-term incentives earned for 2008 under the AEGs as described above.

Additionally, we awarded 5,000 shares of our common stock to Mr. Schroeder in April 2008.

Vesting of Awards

The shares earned under the 2008 AEG awards vest as follows: shares earned vest 1/3 on issuance; 1/3 on December 31, 2009; and 1/3 on December 31, 2010. The shares issued to Mr. Schroeder in April 2008 vest in 1,000-share increments on April 1 of 2009, 2010, 2011, 2012 and 2013, based on continued employment with us.

Shares issued related to 2008 as described above vest as follows:

	Amounts Vesting (#)
Vesting Date	Mr. Calder	Ms. Schaefer	Mr. Schroeder

2/25/09	1,688	4,340	—
4/1/09	—	—	1,000
12/31/09	1,689	4,339	—
4/1/10	—	—	1,000
12/31/10	1,688	4,340	—
4/1/11	—	—	1,000
4/1/12	—	—	1,000
4/1/13	—	—	1,000

For shares granted under the 2008 AEG program, vesting of the shares will accelerate upon a termination of the officer by the company without cause; a termination by the officer for good reason, death or disability; or a change in control of the company. Officers will forfeit all unvested AEG awards upon termination by the company with cause or a voluntary termination by the officer without good reason.

Grant Valuation Parameters

As described above, when awarding stock to Mr. Calder and Ms. Schaefer, we first establish a dollar value of the maximum equity-based compensation potential that we want to provide to the employee in the form of stock over the vesting period. On the date of the grant, we divide the total maximum equity-based compensation potential by the per share fair value of our common stock as of the close of the prior fiscal year. Although we use what we consider to be a reasonable approach in determining the number of shares of common stock to award to these NEOs, the ultimate value to these NEOs of the shares awarded only becomes clear when (a) performance conditions related to earning the award are met or not met and (b) the future fair value of the shares earned is known.

The shares of stock we award under long-term incentive plans ultimately may be worth much more or less than the maximum equity-based compensation potential we computed when the shares were awarded. As a result, we do not consider realizable gains or losses from prior stock grants when setting new stock grant amounts. We do not believe it is a fair practice to offset or enhance current compensation by realized and unrealized gains or losses in periods after the grants have been issued. Our goal is that the ultimate value realized the NEO from stock grants exceeds our initial estimate of total maximum equity-based compensation potential that we awarded, because value realized by the NEO in excess of the award date total maximum equity-based compensation potential is also realized by all of our other stockholders that held our common stock over that time period. We believe that limiting potential upside on stock value gains would undermine incentives for our NEOs when they focus on long-term results.

Stock Ownership Guidelines

We believe that stock ownership by our NEOs is desirable for aligning management’s long-term interests with those of our stockholders. We have not, however, established formal or fixed stock ownership guidelines for our NEOs.

Other Compensation

We offer certain other perquisites and personal benefits to our NEOs. These perquisites and personal benefits are reflected in the relevant tables and narratives that follow. In addition, the executives may participate in company-wide plans and programs such as our 401(k) plan (including a company match); group health and welfare plans; group accidental death and dismemberment insurance and life insurance; and health care and dependent care spending accounts, in accordance with the terms of those programs.

We do not provide our NEOs defined benefit or supplemental executive retirement plans.

Nonqualified Deferred Compensation Plan

In addition to a qualified 401(k) plan, we maintain a deferred compensation plan for certain executives (including our NEOs) by depositing amounts into a trust for the benefit of the participating employees. The deferred compensation plan offers these participants the opportunity to defer payment and income taxation of a portion of their base salary and/or annual cash incentives. The Compensation Committee believes that offering this plan to executives is helpful to achieve our objectives of attracting and retaining talent, particularly because we do not offer a defined benefit pension plan.

A participant may elect to defer up to 100% of annual base salary and/or annual cash incentives. Participants must make deferral elections in the election period that is prior to the beginning of the plan year in which the related compensation is earned. Such elections are irrevocable for the entire plan year, and the participants may only change the elections for compensation earned in subsequent plan years during the annual election period.

We make the following employer contributions to our deferred compensation plan:

•	Mandatory annual matching contributions to the plan for each participant equal to the lesser of (a) 4% of the participant’s annual base salary or (b) the participant’s annual deferrals to the plan. Matching contributions are reduced by the maximum amount of matching contributions the executive was eligible to receive in our 401(k) plan for the fiscal year.

•	Discretionary annual profit-sharing contributions equal to up to 6% of the participant’s annual base salary.

Matching and profit-sharing contributions vest based on a participant’s years of service with us or our predecessor company, with pro-rata vesting over a period of five years of service.

Amounts in the deferred compensation plan’s trust earn investment income, which serves to increase our corresponding deferred compensation obligation. Investments, which are recorded at market value, are directed by the participants, and consist of our common stock and mutual funds. The plan provides participants the opportunity for long-term capital appreciation by crediting their accounts with notional earnings (or losses) based on the performance of benchmark investment funds from which participants may select or our common stock. Currently, the plan offers a choice of ten benchmark investment funds that are identified in the narrative following the Nonqualified Deferred Compensation table below.

The market value of an NEO’s deferred compensation account is not considered when setting their other current compensation. The compensation earned and deferred into the deferred compensation plan was already reviewed and analyzed based on the above-described compensation philosophy and policies at the time the compensation was awarded. Had the executive officer instead elected to receive a payout of the compensation earned (rather than deferring it into the plan), and then invested those amounts externally, we would not have considered external investment experience when considering the amount by which we should compensate the NEO. Thus, we do not believe it is either proper or necessary to consider the value of the NEO’s deferred compensation account just because it is held in a plan we sponsor. See the Nonqualified Deferred Compensation table and accompanying narrative below for additional information on our deferred compensation plan.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility on our tax return of compensation over $1 million to any of our officers unless the compensation is paid pursuant to a plan that is performance-related, non-discriminatory and has been approved by our stockholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted. The Compensation Committee has the authority, however, to award compensation in excess of the $1 million limit, regardless of whether that compensation will be deductible, if the Compensation Committee determines in good faith that the compensation is appropriate to incentivize and compensate the recipient.

Employment Agreements

We have entered into an employment agreement with each of our NEOs. The following table summarizes the significant terms of those employment contracts:

Employment Contract Item	Mr. Churchey	Mr. Calder	Ms. Nolan	Ms. Schaefer	Mr. Schroeder

Date entered into	5/23/08	12/20/08	7/9/07	12/20/08	12/20/08
(or most recent
date of renewal)
Contract ending date	12/31/08	12/20/09	6/30/10	12/20/09	12/20/09
Filing of agreement	Filed on our Form 8-K/A filed with the SEC on 5/27/08.	Form of agreement filed as Exhibit 10.5 to our Form S-1 filed with the SEC on 8/12/04.
Annual bonus	Minimum annual amount of $510,000.	Eligibility based on criteria determined by Compensation Committee.

The following employment agreement provisions apply to all NEOs:

• Base salary	Subject to annual review and periodic increases, if any, as determined by the Compensation Committee.
• Benefit plan eligibility	Eligible to participate in our benefit plans at identical participation costs offered to all of our other employees.
• Business expense reimbursement	Eligible to have business expenses reimbursed, subject to reimbursement policies for all other employees.

The following employment agreement provisions apply to all of our NEOs, except Mr. Churchey:

• Extension provisions	One-year extension at ending date, unless either we or the NEO provides at least 120 days notice of non-renewal.
• Severance payments	Due under various termination scenarios.
• Covenants not to compete	NEO subject to covenants not to compete with us subsequent to employment with us.

See “Potential Payment Upon Termination or Change of Control” below for a discussion of certain severance payments applicable under these agreements.

Change of Control and Severance Payments

Change of control provisions applicable to our NEOs are either “single trigger,” meaning that the change of control event alone triggers either a payment or an acceleration of certain rights, or “double trigger,” meaning that the change of control coupled with either (a) the officer’s termination from service or (b) the officer’s resignation for “good reason” (as that term is defined in the employment agreement) within a certain period of the time before or after the change of control, triggers the payment or accelerated right.

The change of control provision in each NEO’s employment agreement for the payment of severance is a double trigger. A double trigger for severance payments was selected because, generally unless the NEO’s employment is terminated after the change of control, his or her cash compensation in the form of salary and annual bonus would continue from the acquiring entity, which is what the severance payment is based upon and intended to replace. See the “Potential Payment Upon Termination or Change of Control” discussion below for additional information on these severance payments. The payment amounts reflect our belief that it is difficult for senior managers to find comparable employment opportunities in a short period of time, particularly after experiencing a termination that was beyond their control.

The change of control provisions in our stock option and stock grant agreements with time-based vesting are single trigger, reflecting our intent that the NEOs have the ability to use those shares to vote upon any proposed transaction.

Under the employment agreements, we have agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code. However, if a reduction in the payments and benefits of $25,000 or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment.

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table

The following Summary Compensation Table shows the compensation in 2008, 2007 and 2006 for our Chief Executive Officer (Principal Executive Officer), our Chief Financial Officer (Principal Financial Officer), and our other three most highly compensated executive officers as of December 31, 2008.

					Option	Non-Equity	All Other
				Stock Awards	Awards	Incentive Plan	Compensation
		Salary	Bonus	(1)(3)	(2)(3)	Compensation (4)	(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Randy L. Churchey(6)	2008	339,646	339,646	73,797	6,788	—	—	753,089
Interim Chief Executive Officer
John Emery(7)	2008	207,923	—	(287,501)	—	—	871,923	792,345
Former Chief Executive Officer	2007	475,000	—	678,019	545,598	562,875	37,102	2,298,594
	2006	416,000	—	274,534	562,556	301,600	18,675	1,573,365
James A. Calder	2008	300,000	—	106,027	—	275,805	28,600	710,432
Chief Financial Officer	2007	285,000	—	224,509	155,885	253,294	27,072	945,760
	2006	260,000	—	128,697	160,728	188,500	11,608	749,533
Hernan R. Martinez(8)	2008	227,146	—	(104,981)	—	—	487,046	609,211
Former President of Development Division	2007	375,000	—	521,475	233,829	264,375	69,737	1,464,416
	2006	375,000	—	463,246	241,095	150,000	31,304	1,260,645
Alissa N. Nolan(9)	2008	425,000	—	28,438	6,788	75,000	—	535,226
Executive Vice President and Managing Director of Business Development
Kimberly K. Schaefer(10)	2008	375,000	—	157,074	—	344,756	32,673	909,503
Chief Operating Officer	2007	340,000	—	255,990	155,885	302,175	28,215	1,082,265
	2006	310,000	—	153,440	160,728	224,750	8,534	857,452
J. Michael Schroeder	2008	268,000	—	31,793	—	52,000	25,100	376,893
General Counsel and Corporate Secretary	2007	257,308	—	20,070	116,915	52,000	24,622	470,915
	2006	250,000	—	—	120,548	50,000	9,231	429,779

(1)	Stock Award amounts reported in the table above for 2008 consist of the following items:

Stock Award Component	Mr. Churchey	Mr. Emery	Mr. Calder	Mr. Martinez	Ms. Nolan	Ms. Schaefer	Mr. Schroeder

Annual Equity Grant — Relative Common Stock Performance:
Amount expensed ($)	—	—	8,677	—	—	7,433	—
Shares earned (#)	—	—	—	—	—	—	—
Annual Equity Grant — Performance Goals:
Amount expensed ($)	—	(50,147)	26,145	—	—	64,692	—
Shares earned (#)	—	—	2,869	—	—	7,171	—
Multi-Year Program Equity Grant — Relative/Absolute

Stock Award Component	Mr. Churchey	Mr. Emery	Mr. Calder	Mr. Martinez	Ms. Nolan	Ms. Schaefer	Mr. Schroeder

Common Stock Performance:
Amount expensed ($)	—	(149,599)	44,878	(104,981)	—	53,542	—
			To be determined at			To be determined at
Shares earned (#)	—	—	12/31/09	—	—	12/31/09	—
Multi-Year Program Equity Grant — Time-Based:
Amount expensed ($)	—	(87,755)	26,327	—	—	31,407	—
Shares earned (#)	—	—	—	—	—	—	—
Other:
Amount expensed ($)	73,797	—	—	—	28,438	—	31,793
Shares earned (#)	8,257	—	—	30,000	2,173	—	2,750
Totals:
Amount expensed ($)	73,797	(287,501)	106,207	(104,981)	28,438	157,074	31,793
Shares earned (#)	8,257	—	2,869	30,000	2,173	7,171	2,750

Under generally accepted accounting principles, the fair value amounts of our grants of stock awards are determined at their grant dates. That fair value amount as of the grant date is then expensed ratably over the vesting period of the stock awards. For stock awards subject to a market condition (for example, having our common stock’s total return meet certain levels relative to a market index or designated absolute performance levels), the amount we record as expense on our financial statements (and which is included as a portion of Stock Awards in the table above) is based on the value assigned to the stock award at its grant date; that value is then recorded as expense regardless of whether each of the stock awards has any intrinsic value to the executive (that is, whether or not the executive actually earns any portion of the award based on the actual performance of our common stock in relation to the relevant market condition).

For example:

•	The table above includes amounts for Annual Equity Grant — Relative Common Stock Performance. Those awards were eligible to be earned based on our common stock performance in calendar year 2008 relative to the Russell 2000 stock index total return in calendar year 2008. Those stock awards were market condition awards, as explained in the paragraph above. Based on our common stock’s performance in 2008, the executives did not earn any shares under this portion of the annual equity grant. In accordance with generally accepted accounting principles, however, we expensed amounts for these market condition stock awards.

•	The table above includes amounts for Multi-Year Program Equity Grant — Relative/Absolute Common Stock Performance. Those awards are eligible to be earned based on our common stock performance in the three-year period 2007-2009 relative to the Russell 2000 stock index total return and in absolute terms. Those stock awards are also market condition awards. In accordance with generally accepted accounting principles, however, we will expense (and include as a part of the Stock Awards values in the table above) amounts for these market condition stock awards during the three-year period 2007-2009, regardless of the amount of shares, if any, the executives earn on these awards. The shares, if any, the executives may earn will not be determined until the end of 2009

•	Some of the stock awards listed in the table above involve vesting of shares over multi-year periods. For example, the Multi-Year Program Equity Grants related to relative/absolute common stock performance over the period 2007-2009 do not vest until 2009 and 2010 and a portion of the Annual Equity Grants — Performance Goals do not vest until 2009. In accordance with generally accepted accounting principles, however, we expense amounts related to these awards from their grant dates through the vesting dates. If an executive terminates employment with us prior to the vesting date, then we reverse previously-recorded expense related to the unvested shares that the executive forfeits. As a result of the resignations of Messrs. Emery and Martinez from the company in 2008, we reversed previously-recorded expense amounts related to certain stock awards. Accordingly, these reversals are reflected as negative expense in the table above.

(2)	Under generally accepted accounting principles, the fair value amounts of each of our grants of option awards are determined at their grant date. That full value amount as of the grant date is then expensed ratably over the vesting period of the options. The amount we record as expense on our financial statements (and which is listed as Option Awards in the table above) is based on the value assigned to the options at the grant date; that value is then recorded as expense regardless of whether the options ever have any intrinsic value to the executive (that is, whether or not the price of our common stock ever exceeds the option exercise price).

For example, all of the option awards we have recorded as expense for our NEOs (and reflected under Option Awards in the table above) relate to stock options we granted to certain of our NEOs in 2004 and 2005. Because those options were subject to a three-year vesting period, we recognized expense related to those options in 2004-2008. For all of 2006, 2007 and 2008, however, our common stock traded at values below the exercise prices of all of those options. As a result, at no time in 2006, 2007 or 2008 did the stock options awarded to our NEOs in 2004 and 2005 have any intrinsic value to those NEOs.

(3)	The value reported for Stock Awards and Option Awards for each executive is the aggregate cost recognized in our financial statements for such awards. These values can include the cost in a year for awards granted in prior years. The costs for awards made during 2008, 2007 and 2006 were determined in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS 123(R)), and the costs for awards made prior to 2006 were determined in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The assumptions for making the valuation determinations are set forth in the footnote or footnote sections to our financial statements captioned “Stock Based Compensation” or “Share-Based Compensation” in each of our Forms 10-K for the fiscal years 2004 through 2008. For additional information on these awards, see the Grants of Plan-Based Awards table, below.

(4)	This column includes amounts earned under our annual cash incentives bonus plan for 2007 and 2008, as discussed in the Compensation Discussion and Analysis above. For 2007 and 2008 annual cash incentives bonus amounts, we offered our NEOs the opportunity to take some or their entire bonus in shares of our company’s common stock in lieu of cash. If an executive elected to receive shares, they received shares having a market value equal to 125% of the cash they would have otherwise received. Amounts shown in this column represent the cash bonus that each executive earned, regardless of whether the executive elected to take all or part of their cash bonus in the form of shares of our common stock; any incremental value as a result of an executive taking all or part of their bonus in the form of shares is included in the Stock Awards column (see Note (1) above).

(5)	All Other Compensation consists of our contributions to executives’ accounts in our qualified 401(k) plan and our non-tax qualified deferred compensation plan, and personal benefits and perquisites consisting of housing allowances for and separation payment to certain executives. Pursuant to SEC rules, perquisites and personal benefits are not reported for any executive officer for whom such amounts were less than $10,000 in aggregate for the fiscal year. Our contributions to the deferred compensation plan are also reported in the Nonqualified Deferred Compensation table below.

The following table details the components of each executive’s All Other Compensation:

			Company
		Company	Contributions to
		Contributions to	Deferred	Housing	Separation
		401(k) Plan	Compensation Plan	Allowance	Payments	Total
Name	Year	($)	($)	($)	($)	($)

Mr. Churchey	2008	—	—	—	—	—
Mr. Emery	2008	3,923	43,000	—	825,000	871,923
	2007	3,155	33,947	—	—	37,102
	2006	6,368	12,307	—	—	18,675
Mr. Calder	2008	4,600	24,000	—	—	28,600
	2007	3,365	23,707	—	—	27,072
	2006	1,608	10,000	—	—	11,608
Mr. Martinez	2008	4,238	33,000	17,308	432,500	487,046
	2007	3,565	36,172	30,000	—	69,737
	2006	3,173	10,823	17,308	—	31,304
Ms. Nolan	2008	—	—	—	—	—
Ms. Schaefer	2008	3,173	29,500	—	—	32,673

			Company
		Company	Contributions to
		Contributions to	Deferred	Housing	Separation
		401(k) Plan	Compensation Plan	Allowance	Payments	Total
Name	Year	($)	($)	($)	($)	($)

	2007	4,500	23,715	—	—	28,215
	2006	3,100	5,434	—	—	8,534
Mr. Schroeder	2008	4,600	20,500	—	—	25,100
	2007	4,357	20,265	—	—	24,622
	2006	5,000	4,231	—	—	9,231

(6)	Mr. Churchey was named our Interim Chief Executive Officer in May 2008. He resigned from that position effective January 1, 2009.

(7)	Mr. Emery resigned as our Chief Executive Officer in May 2008.

(8)	Mr. Martinez resigned as our President of Development Division in July 2008.

(9)	Ms. Nolan became an executive officer of the company in 2008.

(10)	Ms. Schaefer was named our Chief Executive Officer effective January 1, 2009.

Deferred Compensation

Elective deferrals under our deferred compensation plan are reported in the Summary Compensation Table above in the columns that are associated with the type of compensation (that is, Salary or Non-Equity Incentive Plan Compensation) that is deferred. Company matching and profit-sharing contributions are included in the values reported in the All Other Compensation column, and are specifically identified in the Nonqualified Deferred Compensation table below and related text.

2008 GRANTS OF PLAN-BASED AWARDS

						Estimated Future Payouts
			Estimated Future Payouts Under			Under Equity			Grant Date Fair
			Non-Equity Incentive Plan Awards(1)			Incentive Plan Awards(2)			Value of Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Option Awards(3)
Name	Date	Type of Grant	($)	($)	($)	(#)	(#)	(#)	($)

Mr. Churchey	N/A	Annual Cash Incentive	339,646	339,646	339,646	—	—	—	—
	5/28/08	Time-Based				2,610	2,610	2,610	17,670
Mr. Emery	N/A	Annual Cash Incentive	255,000	510,000	765,000	—	—	—	—
	3/3/2008	Annual Equity Grant — Relative Common Stock Performance	—	—	—	18,349	36,697	55,046	89,571
	3/3/2008	Annual Equity Grant — Performance Goals	—	—	—	6,116	12,233	18,349	130,094
Mr. Calder	N/A	Annual Cash Incentive	112,500	262,500	337,500	—	—	—	—
	3/3/2008	Annual Equity Grant — Relative Common Stock Performance	—	—	—	5,333	10,665	15,998	26,032
	3/3/2008	Annual Equity Grant — Performance Goals	—	—	—	1,778	3,555	5,333	37,811
Mr. Martinez	N/A	Annual Cash Incentive	144,750	289,500	434,250	—	—	—	—
Ms. Nolan	N/A	Annual Cash Incentive	—	212,500	425,000	—	—	—	—
Ms. Schaefer	N/A	Annual Cash Incentive	140,625	328,125	421,875	—	—	—	—
	3/3/2008	Annual Equity Grant — Relative Common Stock Performance	—	—	—	4,568	9,136	13,704	22,299
	3/3/2008	Annual Equity Grant — Performance Goals	—	—	—	4,568	9,136	13,704	97,161
Mr. Schroeder	N/A	Annual Cash Incentive	—	67,000	134,000	—	—	—	—
	4/1/2008	Time-Based	—	—	—	5,000	5,000	5,000	33,550

(1)	The amounts reported in the columns include potential payouts corresponding to the achievement of the threshold, target, and maximum performance objectives under our annual cash incentive plan, as discussed in the Compensation Discussion and Analysis above. The actual payments for performance under this plan for the fiscal year are reported in the Summary Compensation Table above.

(2)	The amounts reported in the columns include potential payouts corresponding to the achievement of the threshold, target, and maximum performance objectives for awards under our long-term incentive plan, as discussed in the Compensation Discussion and Analysis above. The actual award amounts earned for 2008 are also discussed in the Compensation Discussion and Analysis above.

(3)	The amount represents the grant date fair value is the value of Stock and Option Awards (that is, those made under an Equity Incentive Plan) granted in 2008 as determined in accordance with SFAS 123(R), disregarding that we recognize the value of the awards for financial reporting purposes over the service period of the awards. The grant date fair value shown is calculated based in the maximum potential future payout number of shares.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE OF CONTROL

Our NEOs are eligible to receive certain termination and/or change in control payments and acceleration rights under certain of the compensation arrangements that they hold with us. These payments and acceleration rights are contained within the executive officers’ employment agreements, employee stock option stock grant agreements, and deferred compensation plan agreement.

Employment Agreements

As noted previously, we have entered into employment agreement with our NEOs. The agreements cover the additional payments that would be due to these individuals in the following scenarios:

•	Termination of employment by us:

•	In the event of death,

•	In the event of disability,

•	For cause,

•	Without cause, or

•	Due to non-renewal of an employment contract.

•	Termination of employment by the executive:

•	As a voluntary termination,

•	For good reason or

•	Due to non-renewal of an employment contract.

The terms are substantially identical in each of the agreements (with the exception that Mr. Churchey’s employment agreement did not provide for any severance arrangements), except with respect to certain multipliers for payouts, as explained below.

We do not believe that we should pay our applicable NEOs any incremental compensation upon termination when the termination is by either choice or due to conduct that is potentially detrimental to our company. Thus, we do not provide any of our NEOs any incremental severance benefits other than any amounts already earned and accrued at the date of termination if the termination is voluntary (unless for good reason) or for cause.

In the event of a termination by us without cause or by the executive for good reason, we provide severance benefits, as described more fully below. These amounts reflect our belief that it is difficult for senior managers to find comparable employment opportunities in a short period of time, particularly after experiencing a termination that was beyond their control.

Termination Events

Severance payments (for NEOs other than Mr. Churchey) under the above termination event scenarios are summarized below.

•	Death or Disability. The NEO would be entitled to receive base salary and annual bonus, if any, which were due and payable on the date the executive’s employment terminated.

•	For Cause. The NEO would be entitled to receive base salary and annual bonus, if any, which were due and payable on the date the executive’s employment was terminated for cause. Termination for “cause” is a termination due to:

•	The executive being convicted of, pleading guilty to, or confessing or otherwise admitting to any felony or any act of fraud, misappropriation or embezzlement;

•	An act or omission by the executive involving malfeasance or gross negligence in the performance of the executive’s duties and responsibilities to the material detriment of our company;

•	The executive breaching affirmative or negative covenants or undertakings described in the employment agreement, such as the agreement’s non-compete provisions; or

•	The executive violating our code of conduct if the consequence of such violation ordinarily would be a termination of their employment by us.

•	Without cause. The NEO would be entitled to receive, in lump sum payments:

•	An amount equal to 100% of their then-current annual base salary and most recently paid annual bonus (then-current annual base salary only in the case of Ms. Nolan); and

•	An amount equal to 36 times our monthly contribution on behalf of the executive under health and welfare plans in which the executive participates.

In the event of a termination by us without cause within 180 days prior to, or 18 months following, a change of control, then the multipliers for the severance benefits described above are increased to 200%. A change of control means the occurrence of any of the following events:

•	Any person or group acquires 30% or more of our stock;

•	The majority of the members of our Board of Directors changes in any two-year period;

•	A merger or sale of our company to another company or any sale or disposition of 50% or more of our assets or business; or

•	A merger or consolidation where our stockholders hold 60% or less of the voting power to vote for members of the Board of Directors of the new entity.

•	Non-renewal by company. The NEO would be entitled to receive the same benefits as for a termination without cause as described above.

•	Voluntary. The NEO would be entitled to receive base salary and annual bonus, if any, which were due and payable on the date the executive’s employment terminated.

•	Good Reason. Termination by the executive for “good reason” is a termination due to:

•	A material reduction or, after a change of control, any reduction in the executive’s base salary or a material reduction in the executive’s opportunity to receive any annual bonus and stock option grants;

•	A material reduction in the scope, importance or prestige of the executive’s duties, responsibilities or powers at the company or the executive’s reporting relationships within the company;

•	Transferring the executive’s primary work site from the executive’s primary work site on the date the employment agreement was signed;

•	After a change of control, a change in the executive’s job title or employee benefit plans, programs and policies; or

•	A material breach or, after a change of control, any breach of the employment agreement.

In the event of one of these termination events for good reason, the NEO would be entitled to receive the same benefits as for a termination without cause as described above.

•	Non-renewal by the executive. The NEO would be entitled to receive base salary and annual bonus, if any, which were due and payable on the date the executive’s employment terminated.

Conditions to Receive Payment

The covenants within the employment agreements, except for Mr. Churchey’s agreement, include various non-compete and non-solicitation provisions following a termination event, including the prohibition for a one-year period from:

•	Competing with us within 50 miles of a location where we conduct or are planning to conduct our business;

•	Inducing or attempting to induce any customers or potential customers from conducting business with us; or

•	Hiring or attempting to hire our employees.

In addition, the employment agreements prohibit the executive from using confidential information (meaning any secret, confidential or proprietary information possessed by the company relating to their businesses) that has not become generally available to the public.

Summary of Payments Due Under Different Termination Events

Assuming a December 31, 2008 termination event by the executive or the company, including before or after a change in control as described above, payments would be as follows:

			Health and	Excise Tax
			Welfare	Gross-Up
	Salary Due	Bonus Due	Payment	Payment	Total Due
Name/Termination Event	($)	($)	($)	($)	($)

Mr. Churchey
- Death, disability, termination for cause, voluntary termination, non-renewal by executive	—	—	—	—	—
- Termination without cause, for good reason or non-renewal by company (all assuming no change of control)	—	—	—	—	—
- Termination without cause, for good reason or non-renewal by company (all assuming a change of control)	—	—	—	—	—
Mr. Calder
- Death, disability, termination for cause, voluntary termination, non-renewal by executive	—	—	—	—	—
- Termination without cause, for good reason or non-renewal by company (all assuming no change of control)	300,000	253,294	14,855	—	568,149
- Termination without cause, for good reason or non-renewal by company (all assuming a change of control)	600,000	506,588	14,855	444,792	1,566,235
Ms. Nolan
- Death, disability, termination for cause, voluntary termination, non-renewal by executive	—	—	—	—	—
- Termination without cause, for good reason or non-renewal by company (all assuming no change of control)	425,000	—	7,629	—	432,629
- Termination without cause, for good reason or non-renewal by company (all assuming a change of control)	850,000	200,000	7,629	—	1,057,629
Ms. Schaefer
- Death, disability, termination for cause, voluntary termination, non-renewal by executive	—	—	—	—	—
- Termination without cause, for good reason or non-renewal by company (all assuming no change of control)	375,000	302,175	24,966	—	702,141
- Termination without cause, for good reason or non-renewal by company (all assuming a change of control)	750,000	604,350	24,966	608,113	1,987,429
Mr. Schroeder
- Death, disability, termination for cause, voluntary termination, non-renewal by executive	—	—	—	—	—
- Termination without cause, for good reason or non-renewal by company (all assuming no change of control)	268,000	52,000	32,764	—	352,764
- Termination without cause, for good reason or non-renewal by company (all assuming a change of control)	536,000	104,000	32,764	—	672,764

Stock Option Agreements

We have granted certain of the NEOs stock options pursuant to individual option agreements. Stock options are subject to vesting ratably over a three-year period from the date of grant. These stock options are, however, subject to accelerated vesting under these termination event scenarios:

•	Termination of the executive’s employment by the company without cause and

•	Termination of the executive’s employment by the executive for good reason.

The definitions of “cause” and “good reason” are the same as described in the section captioned “Employment Agreements” above.

If one of these termination events occurred, all of the NEO’s unvested stock options will be considered vested. As of December 31, 2008, all stock options held by our NEOs were fully vested; these options had exercise prices, however, in excess of $1.54, the closing price of our common stock on that date. As a result, assuming we experienced one of the termination event scenarios described above on December 31, 2008, the NEOs would not realize any additional market value.

Awards Under Stock Grant Agreements, Annual Equity Grants and Multi-Year Program Equity Grants

We have granted certain of the NEOs shares of our common stock pursuant to individual grant certificates. These grants provide for an accelerated vesting of all unvested shares in the event, within 180 days prior to, or 18 months following, a change of control, of either:

•	A termination by us without cause or

•	An executive’s resignation for good reason.

Assuming we experienced either of those termination events on December 31, 2008, the market value realized on the accelerated stock grants for each of our NEOs would be as follows:

	Shares With
	Vesting	Value Realized
	Accelerated	on Vesting
Name	(#)	(1) ($)

Mr. Churchey	5,956	9,172
Mr. Calder	1,091	1,680
Ms. Nolan	3,346	5,153
Ms. Schaefer	2,603	4,009
Mr. Schroeder	13,000	20,020

(1)	The value realized is based on the closing price of our common stock on NASDAQ on December 31, 2008, which was $1.54.

Also, the vesting of awards under the AEGs and MYPEGs described in the Compensation Discussion and Analysis above are affected by certain termination events as follows:

•	For shares granted under the 2008 AEG program, vesting of the shares will accelerate upon a termination of the officer by the company without cause, a termination by the officer for good reason, death or disability, or a change in control of the company. Officers will forfeit all unvested AEG awards upon termination by the company with cause or a voluntary termination by the officer without good reason.

•	For shares granted under the 2007-2009 MYPEG program, vesting of the shares will accelerate upon a termination of the officer by the company without cause, a termination by the officer for good reason, death or disability, or a change in control of the company. From January 1, 2007 through December 31, 2008, individuals would be entitled to a pro-rated amount of awards with respect to the relative and absolute common stock performance portions of their grant based on the company’s performance up until the time of the triggering termination event. After December 31, 2008, the relative and absolute common stock performance would be assessed, projected out through December 31, 2009, and the corresponding number of awards would be deemed earned had the program lasted through December 31, 2009. Awards with respect to time-based shares would at all times be deemed fully vested upon a change in control of the company. Officers will forfeit all unvested MYPEG program awards upon termination by the company with cause or a voluntary termination by the officer without good reason.

Assuming we experienced one of the termination events described above on December 31, 2008 that resulted in accelerated vesting described above for awards under the AEGs or MYPEGs, the additional market value realized on the accelerated stock grants for each of our NEOs would be as follows:

	Shares With	Value Realized
	Vesting	on Vesting
Name	Accelerated (#)	(1) ($)

Mr. Calder	28,222	43,462
Ms. Schaefer	35,628	54,867

(1)	The value realized is based on the closing price of our common stock on NASDAQ on December 31, 2008, which was $1.54.

Deferred Compensation Plan

Under the deferred compensation plan (see the Compensation Discussion and Analysis — Non-Qualified Deferred Compensation Plan above for more information on this plan), all of an NEO’s company matching and profit-sharing contributions from the company are subject to accelerated vesting upon the following termination events:

•	A change of control of the company or

•	The NEO’s death or disability.

The “change of control” provisions within the deferred compensation plan are equally applicable to all participants within the plan.

Assuming a change in control or an executive’s death or disability under the deferred compensation plan at December 31, 2008, the market value to the applicable executive would be equal to the aggregate balances as presented in the Non-Qualified Deferred Compensation table below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information about outstanding equity awards that had been granted to our NEOs at December 31, 2008.

					Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market or
							Plan Awards;	Payout
						Market	Number of	Value of
	Option Awards				Number of	Value of	Unearned	Unearned
	Number of	Number of			Shares or	Shares or	Shares,	Shares,
	Securities	Securities			Units of	Units of	Units or	Units or
	Underlying	Underlying	Option		Stock	Stock	Other Rights	Other Rights
	Unexercised	Unexercised	Exercise	Option	That Have	That Have	That Have	That Have
	Options	Options(1)	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	(# Exer)	(# Unexer)	($)	Date	(1) (#)	(2) ($)	(1) (#)	(2) ($)

Mr. Churchey	7,500	—	17.00	12/20/2014	5,956	9,172	—	—
	5,000	—	21.80	6/3/2015	—	—	—	—
Mr. Calder	100,000	—	17.00	12/20/2014	7,982	12,292	25,735	39,632
Ms. Nolan	7,500	—	17.00	12/20/2014	3,346	5,153	—	—
	5,000	—	21.80	6/3/2015	—	—	—	—
Ms. Schaefer	100,000	—	17.00	12/20/2014	10,823	16,667	37,679	58,026
Mr. Schroeder	75,000	—	17.00	12/20/2014	13,000	20,020	—

(1)	The following table shows the vesting dates of the outstanding Option Awards and Stock Awards that were unvested as of December 31, 2008:

	Vesting	Amounts Vesting (#)
Award Type	Date	Mr. Churchey	Mr. Calder	Ms. Nolan	Ms. Schaefer	Mr. Schroeder

Stock	2/25/09	—	1,688	—	4,340	—
Stock	4/1/09	—	—	—	—	3,000
Stock	5/23/09	1,000	—	1,000	—	—
Stock	5/28/09	870	—	—	—	—
Stock	5/30/09	1,173	—	1,173	—	—
Stock	12/31/09	—	16,560	—	23,383
Stock	4/1/10	—	—	—	—	3,000
Stock	5/28/10	870	—	—	—	—
Stock	5/30/10	1,173	—	1,173	—	—
Stock	12/31/10	—	15,469	—	20,779
Stock	4/1/11	—	—	—	—	3,000
Stock	5/28/11	870	—	—	—	—
Stock	4/1/12	—	—	—	—	3,000
Stock	4/1/13	—	—	—	—	1,000

(2)	The Market Value is based on the closing price of our common stock on NASDAQ on December 31, 2008, which was $1.54.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for the NEOs on stock awards that vested during 2008 including (1) the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized. The value realized on exercise is based upon the closing market price of our common stock on the day of exercise of the shares underlying the options. The value realized on vesting is based upon the closing stock price of our common stock on the vesting date.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Mr. Churchey	—	—	7,749	56,555
Mr. Emery	—	—	96,322	758,054
Mr. Calder	—	—	44,063	339,870
Mr. Martinez	—	—	73,713	630,821
Ms. Nolan	—	—	6,436	43,919
Ms. Schaefer	—	—	55,169	417,703
Mr. Schroeder	—	—	2,000	13,420

PENSION BENEFITS

We do not maintain a defined benefit pension plan or supplemental pension plan for our NEOs.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings, balances and distributions for our NEOs under our nonqualified deferred compensation plan for 2008.

			Aggregate		Aggregate
	Executive	Registrant	Earnings	Aggregate	Balance
	Contributions	Contributions	in Last FY	Withdrawals/	at Last FYE
Name	in Last FY ($)	in Last FY ($)	(1) ($)	Distributions ($)	(2) ($)

Mr. Emery	8,631	43,000	(733,894)	(672,928)	—
Mr. Calder	11,538	24,000	(102,720)	—	132,016
Mr. Martinez	8,908	33,000	(4,550)	—	154,732
Ms. Schaefer	14,423	29,500	(43,796)	—	81,328
Mr. Schroeder	10,308	20,500	(30,973)	—	59,663

(1)	The values in this column include aggregate notional earnings during 2008 of each NEO’s account in the deferred compensation plan. Aggregate notional earnings in this table are not reported in the Summary Compensation Table because they are based on market rates that are determined by reference to available benchmark investment alternatives offered under the Plan.

(2)	This column includes amounts of each NEO’s total deferred compensation plan account as of December 31, 2008. The following table reports the portion of the Aggregate Balance that was reported as base salary and bonus compensation in the Summary Compensation Tables in our prior year proxies.

Amounts that were
Reported as
Compensation in
Name	Prior Year Proxies ($)

Mr. Emery	2,127,307
Mr. Calder	244,478
Mr. Martinez	49,519
Ms. Schaefer	52,907
Mr. Schroeder	29,232

Narrative to the Nonqualified Deferred Compensation Table

Accounts in the deferred compensation plan are credited with notional earnings based on the market rate of return of the available benchmark investment alternatives offered under the plan. The benchmark investment alternatives are indexed to traded mutual funds or our common stock, and each NEO may elect among the investment alternatives in increments of 1% of his or her account. The executive may make daily changes in his or her investment election for future deferrals, and may make monthly transfers of balances between the available investment alternatives. In 2008, the benchmark investments and their respective notional annual rates of return in the deferred compensation plan were as follows:

2008 Annual
Benchmark Investment (Ticker Symbol)	Rate of Return (%)

Artisan International (ARTIX)	(47.0)
Baron Growth (BGRFX)	(39.2)
Growth Fund of America (GFAFX)	(39.1)
PIMCO All Asset (PASAX)	(15.9)
Skyline Special Equities (SKSEX)	(40.1)
TD Bank USA Money Market	2.5
Van Kampen Growth & Income (ACGIX)	(32.2)
Vanguard Mid-Cap Index (VIMSX)	(41.8)
Vanguard S&P 500 Index (VFINX)	(37.0)
Vanguard Total Bond Market Index (VBMFX)	5.0
Great Wolf Resorts, Inc. common stock (WOLF)	(84.3)

Earnings on deferred amounts solely represent appreciation (depreciation) of the market value of the available benchmark investment alternatives offered in the plan. We do not provide for a minimum return or guarantee a minimum payout amount for deferred amounts. Amounts held in the deferred compensation plan are “at risk” investments.

Executives may receive a distribution of the vested portion of their deferred compensation plan accounts upon termination of employment (including retirement or disability) or, in the case of deferrals by the executive (and related notional earnings), upon a specified future date while still employed, as elected by the executive (an ‘‘in-service distribution”). Each year’s deferrals may have a separate distribution election. Distributions payable upon termination of employment may be elected as a (i) a lump sum cash payment or (ii) a series of annual cash installments payable over five years. In-service distributions may be elected by the executive as a single lump sum cash payment beginning not earlier than the third calendar year following the calendar year of the deferral. When the executive is a “key employee” for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of termination of employment will not occur during the six months following termination of employment. Typically, our NEOs are key employees.

DIRECTOR COMPENSATION

The following table shows the compensation for services in fiscal 2008 for our non-employee directors. Our officers are not paid for their service as directors.

	Fees
	Earned or	Stock	Option
	Paid in	Awards	Awards
Name	Cash ($)	(1)(2)(3)($)	(1)(2)(3)($)	Total ($)

Joseph Vittoria	9,219	110,874	14,993	135,086
Elan Blutinger	13,688	97,015	6,788	110,703
Randy Churchey(4)	—	—	—	—
Eric Hovde(5)	—	18,874	—	18,874
Steven Hovde(6)	—	338	—	338
Michael Knetter	25,501	70,302	6,788	95,803
Beth May(7)	14,938	23,594	—	38,532
Richard Murray(8)	—	38,743	—	38,743
Edward Rensi	19,126	71,345	14,993	105,464
Howard Silver	42,064	71,824	6,788	113,887

(1)	The value reported for Stock Awards and Option Awards for each individual is the aggregate cost recognized in our 2008 financial statements for such awards. These values include the cost in 2008 for awards granted in prior years. The costs for awards made during 2008, 2007 and 2006 are determined in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS 123(R)), and the costs for awards made prior to 2006 are determined in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The assumptions for making the valuation determinations are set forth in the footnote or footnote sections to our financial statements captioned “Stock Based Compensation” or “Share-Based Compensation” in each of our Forms 10-K for the fiscal years 2004 through 2008.

(2)	The following table shows the number of outstanding Stock Awards and Option Awards held by each non-employee director as of December 31, 2008:

	Stock Awards		Option Awards
	Vested	Unvested	Vested	Unvested
Name	(#)	(#)	(#)	(#)

Mr. Vittoria	18,105	10,175	5,000	2,500
Mr. Blutinger	12,563	11,175	12,500	—
Mr. S. Hovde	—	2,500	—	—
Mr. Knetter	9,254	11,175	12,500	—
Mr. Murray	7,303	7,067	—	—
Mr. Rensi	11,391	10,175	5,000	2,500
Mr. Silver	10,248	11,175	12,500	—

The following table shows the vesting dates of the outstanding Stock Awards and Option Awards that were unvested as of December 31, 2008:

	Vesting	Amounts Vesting (#)
Award Type	Date	Mr. Vittoria	Mr. Blutinger	Mr. S. Hovde	Mr. Knetter	Mr. Murray	Mr. Rensi	Mr. Silver

Stock	5/23/09	—	1,000	—	1,000	—	—	1,000
Stock	5/28/09	2,610	2,610		2,610	2,356	2,610	2,610
Stock	5/30/09	1,173	1,173	—	1,173	—	1,173	1,173
Stock	10/30/09	—	—	833	—	—	—	—
Option	11/20/09	—	—	—	—	—	2,500	—
Option	11/21/09	2,500	—	—	—	—	—	—
Stock	5/28/10	2,609	2,609		2,609	2,355	2,609	2,609
Stock	5/30/10	1,173	1,173	—	1,173	—	1,173	1,173
Stock	10/30/10	—	—	834	—	—	—	—
Stock	5/28/11	2,610	2,610	—	2,610	2,356	2,610	2,610
Stock	10/30/11	—	—	833	—	—	—	—

(3)	The following table details the grants of Stock Awards and Option Awards to directors during 2008

						Grant Date
						Fair Value of
	Grant		Grant	Stock	Option	Stock and
Name	Type		Date	Awards (#)	Awards (#)	Option Awards ($)

Mr. Vittoria	(A	)	1/1/08	1,175	—	1,105
	(A	)	4/3/08	3,833	—	26,294
	(B	)	5/28/08	7,829	—	53,002
	(A	)	7/1/08	5,435	—	23,751
	(A	)	10/1/08	6,489	—	23,750
Mr. Blutinger	(A	)	1/1/08	2,071	—	17,811
	(A	)	4/3/08	3,404	—	23,351
	(B	)	5/28/08	7,829	—	53,002
	(A	)	7/1/08	3,915	—	17,109
Mr. E. Hovde	(B	)	5/28/08	7,067	—	47,844
Mr. S. Hovde	(C	)	10/30/08	2,500	—	4,050
Mr. Knetter	(A	)	1/1/08	776	—	6,674
	(A	)	4/3/08	1,304	—	8,945
	(B	)	5/28/08	7,829	—	53,002
	(A	)	7/1/08	1,824	—	7,971
	(A	)	10/1/08	2,177	—	7,968
Ms. May	(B	), (C)	5/28/08	7,067	—	47,844
Mr. Murray	(B	), (C)	5/28/08	7,067	—	47,844
Mr. Rensi	(A	)	1/1/08	388	—	3,337
	(A	)	4/3/08	652	—	4,473
	(B	)	5/28/08	7,829	—	53,002
	(A	)	7/1/08	4,183	—	18,280
	(A	)	10/1/08	4,995	—	18,282
Mr. Silver	(A	)	4/3/08	1,702	—	11,676
	(B	)	5/28/08	7,829	—	53,002
	(A	)	7/1/08	2,449	—	10,720
	(A	)	10/1/08	2,924	—	10,702

Items marked (A) in the table above represent shares of our common stock that a director elected to receive in lieu of cash payment for director compensation in 2008. Items marked (B) in the table above represent the annual equity grant amount received as director compensation for 2008. Items marked (C) in the table above represent shares granted upon an independent director’s initial election to our Board. For additional information on these components of director compensation, see the Narrative to the Director Compensation Table below.

The grant date fair value is the value of Stock and Option Awards granted in 2008 as determined in accordance with SFAS 123(R), disregarding that we recognize the value of the awards for financial reporting purposes over the service period of the awards.

(4)	Mr. Churchey served as a non-employee member of our Board of Directors through May 2008; after that date he served as our Interim Chief Executive Officer through December 31, 2008. All 2008 amounts (including the value of stock and option awards) related to his compensation prior to the date he became our Interim Chief Executive Officer are included in the Summary Compensation Table.

(5)	Mr. Eric Hovde served as a member of our Board of Directors from May 2008 through October 2008.

(6)	Mr. Steven Hovde joined our Board of Directors in October 2008.

(7)	Ms. May served as a member of our Board of Directors from May 2008 through November 2008.

(8)	Mr. Murray joined our Board of Directors in May 2008.

Narrative to the Director Compensation Table

For 2008, the Compensation Committee used as a reference tool the compensation recommendations for directors that had been developed for 2007 by FPL Associates Compensation, an independent compensation consultant. For 2007, the Compensation Committee had engaged FPL to assist the Compensation Committee in determining appropriate fiscal year 2007 compensation for our directors. FPL made recommendations to the Compensation Committee of appropriate levels and components of compensation for our directors, based upon a study of a competitive peer group of 11 public companies that compete with us for talent, investment dollars and/or business. That peer group included primarily companies that are focused on operating within the public consumer/leisure sector as the foundation for our compensation practices. Those peer group companies are ones considered to appeal to family-based, consumer leisure activities, including resorts/timeshares, gaming/entertainment and amusement parks. The peer group consisted of the following companies:

Bluegreen Corporation	Red Lion Hotels Corporation
Cedar Fair	Silverleaf Resorts, Inc.
Gaylord Entertainment Company	Six Flags, Inc.
ILX Resorts Incorporated	Steiner Leisure Limited
Isle of Capri Casinos, Inc.	Vail Resorts, Inc.
Nevada Gold & Casinos, Inc.

Utilizing this process and benchmarking data supplied by FPL, and after considering an inflationary increase for certain fees from 2007 to 2008, and the Compensation Committee approved director compensation for 2008 as follows:

•	Each of our non-employee directors received an annual retainer fee of $47,250 for services as a director. Also, our chairman received an additional annual fee of $25,000.

•	The chair of the audit committee received an additional annual fee of $17,500, and the chair of each other committee received an additional annual fee of $7,500.

•	Each member of the audit committee other than the chair received an additional annual fee of $12,500, and each member of each other committee other than the chairs received an additional annual fee of $3,750.

•	Directors who are employees of our company or our subsidiaries did not receive compensation for their services as directors.

•	Each independent director who is initially elected to our Board received 2,500 nonvested shares of our common stock. The shares granted to new independent directors vest in thirds over a three-year period, beginning on the first anniversary of the date of the grant of the shares, subject to accelerated vesting only upon a change of control or if the director is removed from or is not nominated to stand for reelection to the Board.

•	Independent directors received an equity amount of $53,000 in shares of our restricted common stock on May 28, 2008, the date of our 2008 annual meeting of our stockholders. These shares granted to independent directors vest in thirds over a three-year period, beginning on the first anniversary of the date of the grant of the shares, subject to accelerated vesting only upon a change of control or if the director is removed from or is not nominated to stand for reelection to the Board.

Also, as an incentive to increase our directors’ ownership of our common stock, beginning in 2008 we offered our directors the opportunity to take some or all of the cash portion of their director compensation in shares of our common stock in lieu of cash.. Shares issued under this shares-in-lieu-of-cash option are 100% vested when issued. If a director elected to receive shares of our common stock in lieu of cash, he or she received shares having a market value equal to 125% of the cash they would have otherwise received. For example, if a director’s cash compensation amount would have been $50,000 and they elected this shares-in-lieu-of-cash option for the entire amount of their cash compensation, he or she would receive $62,500 of shares.

We reimburse directors for travel expenses to our board meetings and other out-of-pocket expenses they incur when attending meetings or conducting their duties as directors of our company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON
COMPENSATION DECISIONS

From January 1, 2008 to May 8, 2008, Messrs. Silver, Churchey, and Vittoria comprised the Compensation Committee. Effective May 9, 2008, Mr. Rensi replaced Mr. Churchey on the Compensation Committee and effective May 28, 2008, Mr. Murray became a member of the Compensation Committee. No member of the Compensation Committee was at any time during fiscal 2008 or at any other time an officer or employee of the company, while serving on the committee. No member had any relationship with the company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions.” In addition, no executive officer of the company has served on the board of directors or Compensation Committee of another entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal 2008.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee’s primary function is to assist the Board of Directors in fulfilling certain of the Board’s oversight responsibilities to our stockholders by reviewing the financial reports and other financial information provided by our company to any governmental body (including the SEC) or the public; our company’s internal control systems regarding finance, accounting, legal compliance and ethics that management and the Board have established; and our company’s auditing, accounting and financial reporting processes in general. Our Audit Committee is entirely composed of directors who meet the SEC’s and NASDAQ’s independence and experience requirements for audit committee membership.

We have met with our independent auditors and management to discuss the respective duties and responsibilities set forth under our Audit Committee’s charter.

Management is primarily responsible for the financial statements and the reporting process, including our company’s system of internal control over financial reporting. The company’s independent auditors are responsible for performing an independent audit of our financial statements in conformity with generally accepted accounting principles and are ultimately accountable to our committee and to the Board.

Our Audit Committee has reviewed the audited financial statements in our company’s Annual Report on Form 10-K for 2008 with management, including discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of financial statement disclosures, and we have reviewed and discussed these financial statements with the independent auditors.

We have also reviewed with the independent auditors their judgments as to the quality of our company’s accounting principles and such other matters as are required to be discussed with our committee under generally accepted auditing standards. In addition, our committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our committee has also received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with the independent auditors all significant relationships they have with our company to ensure their independence from our company.

We relied on the reviews and discussions referred to above. Based on this reliance, we have recommended to the Board, and the Board has approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

Our Audit Committee:

Howard Silver (Chairman)
Steven Hovde
Joseph Vittoria

April 15, 2009

The foregoing Compensation Committee and Audit Committee reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP (GT) as independent auditors to audit our financial statements for the year ending December 31, 2009, and has further directed that management submit the selection of independent public accountants for certification by the stockholders at the annual meeting. Representatives of GT are expected to be present at the annual meeting to respond to stockholders’ questions and to to make a statement should they desire to do so.

Stockholder ratification of the selection of GT as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of GT to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

The ratification of the appointment of GT as independent public accountants requires the approval of a majority of the votes cast by holders of our shares. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the appointment of GT requires a majority of the shares cast.

Our Board recommends that you vote FOR the appointment of Grant Thornton LLP as independent auditors for Great Wolf Resorts, Inc.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

GT served as our registered independent public accountants and auditors in 2008 and will continue to serve as our auditors for our fiscal year ending December 31, 2009, unless this is changed by action of our Audit Committee. Deloitte & Touche (D&T) were our auditors for the year ended December 31, 2007.

On March 6, 2008, D&T was notified on behalf of our Audit Committee that D&T was dismissed as the Company’s independent registered public accounting firm. D&T’s reports on the Company’s consolidated financials statements as of and for the fiscal years ended December 31, 2006 and December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, or were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent period through the date of this filing, the Company has not had an disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference thereto in their reports on the financial statements for such years. Also during this period, there have been no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

In December 2007, the Audit Committee determined that the time was opportune to undertake a process to determine the Company’s auditor for the year ending December 31, 2008. As a result of this process, the Audit Committee decided to engage GT as the Company’s auditor for the year ending December 31, 2008. On March 6, 2008, the Audit Committee approved the appointment of, and subsequently has engaged, GT as the Company’s new independent registered public accounting firm for the year ending December 31, 2008. The Company has not engaged GT in any prior consultations during the Company’s fiscal years ended December 31, 2006 or December 31, 2007, or the subsequent period through the date on which GT’s services were engaged regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (b) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(v), respectively, of Regulation S-K).

Fees

During the years ended 2008 and 2007, we retained Grant Thornton and Deloitte & Touche to provide services in the following categories and amounts:

	Fees Billed
Grant Thornton	2008		2007

Audit fees	$323,922	(1)	$—
Audit-related fees	$—		$—
Tax fees	$—		$—
All other fees	$—		$—
Total Fees	$323,922		$—
Deloitte & Touche

	2008		2007

Audit fees	$17,014	(2)	$404,398	(4)
Audit-related fees	$18,700	(3)	$—
Tax fees	$—		$—
All other fees	$—		$—
Total Fees	$35,814		$404,398

(1)	Amount consists of (a) $263,922 for the audit of our financial statements for the year ended December 31, 2008 and (b) $60,000 for quarterly reviews of our financial statements for the year ended December 31, 2008.

(2)	Amount consists of fees charged related to auditor transition costs in 2008.

(3)	Amount relates to supplemental schedules provided to lenders for the year ended December 31, 2008.

(4)	Amount consists of (a) $335,398 for the audit of our financial statements for the year ended December 31, 2007 and (b) $69,000 for quarterly reviews of our financial statements for the year ended December 31, 2007.

Our Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditors. Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by our Audit Committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by our Audit Committee.

Our Audit Committee’s pre-approval procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. For pre-approval, our Audit Committee considers whether these services are consistent with the SEC’s rules on auditor independence. Our Audit Committee may delegate pre-approval authority to the chairman of our Audit Committee.

Our Audit Committee has designated the Chief Financial Officer to monitor the performance of the services provided by the independent auditors and to determine whether these services are in compliance with the pre-approval policy.

OTHER MATTERS

Annual Report on Form 10-K

The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2008. Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders who hold their shares through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s 2008 Annual Report on Form 10-K and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2008 Annual Report on Form 10-K and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by writing or calling Great Wolf Resorts, Inc., Attention: Investor Relations, 122 West Washington Avenue, Madison, Wisconsin 53703, telephone (608) 661-4700.

Our Board currently does not intend to bring before our annual meeting any matter other than the election of directors, as specified in the notice to stockholders, and our Board has no knowledge of any other matters to be brought before our annual meeting. If any other matters requiring a vote of our stockholders are properly brought before our annual meeting, the enclosed proxies will be voted on such matters in accordance with the judgment of the persons named as proxies in those proxies, or their substitutes, present and acting at the meeting.

We will provide to each record holder or beneficial owner of our common stock entitled to vote at our annual meeting, on written request to J. Michael Schroeder, our General Counsel and Corporate Secretary, at 122 West Washington Avenue, Madison, Wisconsin 53703, telephone (608) 661-4700, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and financial statement schedules filed with the SEC.

Copies of our Securities Exchange Act reports and filings are available by hyperlink on our Web site, at greatwolf.com. Paper copies of such reports and filings are also available, free of charge, upon request to our Secretary at our address provided in the preceding paragraph.

Stockholder Proposals for Our 2010 Proxy Materials or Annual Meeting

To be considered timely for inclusion in next year’s proxy statement, stockholder proposals must be received at our executive offices no later than the close of business on January 26, 2010. Proposals should be addressed c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, Wisconsin 53703 Attn: General Counsel. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitation of proxies and other relevant regulations of the SEC. We will not consider proposals received after January 26, 2010 for inclusion in our proxy materials.

For any proposal that is not intended to be included in our proxy materials, but is instead sought to be presented directly at our 2010 Annual Meeting, our Amended and Restated Bylaws require that such proposal be received at our executive offices located at the address listed above no later than the close of business on January 26, 2010.

In order for a stockholder to nominate a candidate for Director, timely notice of the nomination must be received by the company in advance of the meeting. Ordinarily, such notice must be received not less than 120 days before the first anniversary of the date of the company’s the last annual meeting (that is, January 26, 2010 for the 2010 annual meeting of stockholders).

BY ORDER OF THE BOARD OF DIRECTORS:

J. MICHAEL SCHROEDER, Secretary

April 15, 2009

Great Wolf Resorts

000004

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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ADD 4
ADD 5
ADD 6

Annual Meeting Proxy Card

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐ 06 ☐

C Non-Voting Items

Change of Address — Please print new address below.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 0 2 1 8 5 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 011QNE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 011QNE 1 U P X + ___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ Annual Meeting Proxy Card . + Change of Address — Please print new address below. 01 — Elan J. Blutinger 02 — Randy L. Churchey 03 — Edward H. Rensi 04 — Kimberly K. Schaefer 05 — Howard A. Silver 06 — Joseph V. Vittoria D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. 1. Nominees: 01 02 03 04 05 06 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. For Against Abstain 2. Ratification of Grant Thornton LLP as the company’s independent auditors for the fiscal year ending December 31, 2009. B Proposal — The Board of Directors recommends a vote FOR the ratification. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Great Wolf Resorts, Inc. Notice of 2009 Annual Meeting of Shareholders Hilton Chicago O’Hare 10000 W. O’Hare Chicago, IL 60666 Proxy Solicited by Board of Directors for Annual Meeting — May 26, 2009 J. Michael Schroeder or James A. Calder, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Great Wolf Resorts, Inc. to be held on May 26, 2009 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 011QOE 1 U P X + ___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ Annual Meeting Proxy Card . + 01 — Elan J. Blutinger 02 — Randy L. Churchey 03 — Edward H. Rensi 04 — Kimberly K. Schaefer 05 — Howard A. Silver 06 — Joseph V. Vittoria C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. 1. Nominees: 01 02 03 04 05 06 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. For Against Abstain 2. Ratification of Grant Thornton LLP as the company’s independent auditors for the fiscal year ending December 31, 2009. B Proposal — The Board of Directors recommends a vote FOR the ratification. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Great Wolf Resorts, Inc. Notice of 2009 Annual Meeting of Shareholders Hilton Chicago O’Hare 10000 W. O’Hare Chicago, IL 60666 Proxy Solicited by Board of Directors for Annual Meeting — May 26, 2009 J. Michael Schroeder or James A. Calder, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Great Wolf Resorts, Inc. to be held on May 26, 2009 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)